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                 TRANSFER AND ADMINISTRATION AGREEMENT

                                between

                    ENTERPRISE FUNDING CORPORATION,

                              as Company

                                  and

                     PROFFITT'S CREDIT CORPORATION

                             as Transferor

                                  and

                             McRAE'S, INC.

                              as Servicer

                                  and

                           PROFFITT'S, INC.

                         as Servicer Guarantor

                                  and

                           NATIONSBANK, N.A.

                      as Agent and Bank Investor

                     Dated as of January 15, 1997

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                           TABLE OF CONTENTS
                                                                   Page

                               ARTICLE I
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.1.   Certain Defined Terms . . . . . . . . . . . . . . . . .1
SECTION 1.2.   Other Terms . . . . . . . . . . . . . . . . . . . . . 29
SECTION 1.3.   Computation of Time Periods . . . . . . . . . . . . . 29

                              ARTICLE II
PURCHASES AND SETTLEMENTS. . . . . . . . . . . . . . . . . . . . . . 30
SECTION 2.1.   Facility. . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 2.2.   Transfers; Certificates; Eligible Receivables . . . . 30
SECTION 2.3.   Fundings. . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 2.4.   Carrying Costs, Fees and Other Costs and Expenses . . 38
SECTION 2.5.   Allocations of Collections; Non-Liquidation
               Settlement and Reinvestment Procedures; Servicer
               Advances. . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 2.6.  Liquidation Settlement Procedures. . . . . . . . . . . 42
SECTION 2.7.   Fees. . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 2.8.   Protection of Ownership Interest of the Company and
               the Bank Investors. . . . . . . . . . . . . . . . . . 43
SECTION 2.9.   Deemed Collections; Application of Payments . . . . . 45
SECTION 2.10.  Payments and Computations, Etc. . . . . . . . . . . . 46
SECTION 2.11.  Reports.. . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 2.12.  Collection Account. . . . . . . . . . . . . . . . . . 47
SECTION 2.13.  Sharing of Setoff . . . . . . . . . . . . . . . . . . 48
SECTION 2.14.  Right of Setoff . . . . . . . . . . . . . . . . . . . 49

                              ARTICLE III
REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . 50
SECTION 3.1.   Representations and Warranties of the Transferor. . . 50
SECTION 3.2.   Representations and Warranties of the Servicer. . . . 55
SECTION 3.3.   Reaffirmation of Representations and Warranties by
               the Transferor and Servicer . . . . . . . . . . . . . 56

                              ARTICLE IV
CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 4.1.   Conditions to Closing.. . . . . . . . . . . . . . . . 58

                               ARTICLE V
COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
SECTION 5.1.   Affirmative Covenants of Transferor . . . . . . . . . 62
SECTION 5.2.   Negative Covenants of the Transferor. . . . . . . . . 69
SECTION 5.3.   Minimum Net Worth of Transferor . . . . . . . . . . . 73
SECTION 5.4.   Covenants of the Servicer . . . . . . . . . . . . . . 73

                              ARTICLE VI
ADMINISTRATION AND COLLECTIONS . . . . . . . . . . . . . . . . . . . 77
SECTION 6.1.   Appointment of Servicer . . . . . . . . . . . . . . . 77
SECTION 6.2.   Duties of Servicer. . . . . . . . . . . . . . . . . . 77
SECTION 6.3.   Rights After Designation of New Servicer. . . . . . . 49
SECTION 6.4.   Servicer Default. . . . . . . . . . . . . . . . . . . 80
SECTION 6.5.   Responsibilities of the Transferor and the
               Designated Sellers. . . . . . . . . . . . . . . . . . 82

                              ARTICLE VII
TERMINATION EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . 83
SECTION 7.1.   Termination Events. . . . . . . . . . . . . . . . . . 83
SECTION 7.2.   Termination . . . . . . . . . . . . . . . . . . . . . 85

                             ARTICLE VIII
INDEMNIFICATION; EXPENSES; RELATED MATTERS . . . . . . . . . . . . . 86
SECTION 8.1.   Indemnities by the Transferor . . . . . . . . . . . . 86
SECTION 8.2.   Indemnity for Taxes, Reserves and Expenses. . . . . . 90
SECTION 8.3.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . 93
SECTION 8.4.   Other Costs, Expenses and Related Matters . . . . . . 94
SECTION 8.5.   Reconveyance Under Certain Circumstances. . . . . . . 95

                              ARTICLE IX
SERVICER GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . 96
SECTION 9.1.   Guaranty of Obligations . . . . . . . . . . . . . . . 96
SECTION 9.2.   Validity of Obligations. Irrevocability . . . . . . . 96
SECTION 9.3.   Rights of Set-Off . . . . . . . . . . . . . . . . . . 97
SECTION 9.4.   Representations and Warranties. . . . . . . . . . . . 97
SECTION 9.5.   Guarantor Default . . . . . . . . . . . . . . . . . . 99

                               ARTICLE X
THE AGENT; BANK COMMITMENT . . . . . . . . . . . . . . . . . . . . .100
SECTION 10.1.  Authorization and Action. . . . . . . . . . . . . . .101
SECTION 10.2.  Agent's Reliance, Etc.. . . . . . . . . . . . . . . .102
SECTION 10.3.  Credit Decision . . . . . . . . . . . . . . . . . . .103
SECTION 10.4.  Indemnification of the Agent. . . . . . . . . . . . .104
SECTION 10.5.  Successor Agent . . . . . . . . . . . . . . . . . . .104
SECTION 10.6.  Payments by the Agent . . . . . . . . . . . . . . . .105

                              ARTICLE XI
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .111
SECTION 11.1.  Term of Agreement . . . . . . . . . . . . . . . . . .111
SECTION 11.2.  Waivers; Amendments . . . . . . . . . . . . . . . . .111
SECTION 11.3.  Notices . . . . . . . . . . . . . . . . . . . . . . .111
SECTION 11.4.  Governing Law; Submission to Jurisdiction;
               Integration . . . . . . . . . . . . . . . . . . . . .114
SECTION 11.5.  Severability; Counterparts. . . . . . . . . . . . . .115
SECTION 11.6.  Successors and Assigns. . . . . . . . . . . . . . . .115
SECTION 11.7.  Waiver of Confidentiality . . . . . . . . . . . . . .116
SECTION 11.8.  Confidentiality Agreement . . . . . . . . . . . . . .116
SECTION 11.9.  No Bankruptcy Petition Against the Company. . . . . .117
SECTION 11.10. No Recourse Against Stockholders, Officers or
               Director. . . . . . . . . . . . . . . . . . . . . . .117
SECTION 11.11. Characterization of the Transactions Contemplated
               by the Agreement. . . . . . . . . . . . . . . . . . .117


                               SCHEDULES

SCHEDULE A     Account Schedule

                               EXHIBITS

EXHIBIT A Form of Account

EXHIBIT B Credit Guidelines

EXHIBIT C List of Lock-Box Banks and Accounts

EXHIBIT D Form of Lock-Box Agreement

EXHIBIT E Form of Investor Report

EXHIBIT F Form of Transfer Certificate

EXHIBIT G Form of Assignment and Assumption Agreement

EXHIBIT H List of Actions and Suits

EXHIBIT I Location of Records

EXHIBIT J List of Subsidiaries, Divisions and Tradenames

EXHIBIT K Form of Transferor's Counsel's Opinion

EXHIBIT L Forms of Secretary's Certificate

EXHIBIT M Form of Certificate

EXHIBIT N Financial Covenant Definitions

EXHIBIT O Financial Covenants and Ratios

EXHIBIT P Form of Cycle Certificate



                 TRANSFER AND ADMINISTRATION AGREEMENT


          TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of January 15, 1997, by and among PROFFITT'S CREDIT CORPORATION, a Nevada corporation, as transferor (in such capacity, the "Transferor"), PROFFITT'S, INC., a Tennessee corporation ("Proffitt's") in its capacity as servicer guarantor ("Servicer Guarantor"), MCRAE'S, INC., a Mississippi corporation, as servicer (the "Servicer" or "McRae's"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.


                        PRELIMINARY STATEMENTS


          WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to, and the Bank Investors, if requested, shall, accept such conveyance, transfer and as-signment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, the parties hereby agree as follows:


                               ARTICLE I

                             DEFINITIONS
          SECTION 1.1. Certain Defined Terms. As used in this Agree-ment, the following terms shall have the following meanings:

          "Account" shall mean each credit account established pursuant to an Account Agreement between a Designated Seller and an Obligor as of the Cut-Off Date and on any day thereafter, which is identified by account number and by the Outstanding Principal Balance as of the Cut-Off Date and referred to in the Account Schedule delivered to the Agent on the Closing Date pursuant to Section 2.8, including any Related Account, and any such Account established after the Cut-Off Date shall be identified on the Account Schedule as such schedule may be amended from time to time pursuant to Section 2.8.

          "Account Agreement" shall mean the agreements and Federal Truth in Lending Statement for Accounts, in substantially the form attached as Exhibit A to this Agreement, as such agreements or statement may be amended, modified or otherwise changed from time to time.

          "Account Schedule" shall mean the schedule of Accounts (which schedule may be in the form of a computer file or microfiche) of the Transferor attached as Schedule A to this Agreement, as amended or modified from time to time pursuant to the terms of this Agreement.

          "Accrued Interest Component" means, for any Collection Period, that portion of the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period wheth-er or not such Related Commercial Paper matures during such Collection Period, based on the actual number of days in such Collection Period that such Related Commercial Paper was outstanding.

          "Adjusted LIBOR Rate" means, with respect to any period during which the return to any Bank Investor or the Liquidity Provider is to be calculated by reference to the London interbank offered rate, a rate which is 0.875% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "Administrative Agent" means NationsBank, N.A., as administra-tive agent.

          "Administrative Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties), provided, however, that an Adverse Claim shall not be considered to exist with respect to a Receivable solely as a result of an interest in such Receivable existing in favor of either (x) the con-signor of the merchandise sold in connection with the creation of such Receivable or (y) the owner of a leased department which sold the merchandise the sale of which resulted in the creation of such Receiv-able.

          "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

          "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article X.

          "Aggregate Interest Component" means aggregate sum of the Interest Components of all issued and outstanding Related Commercial Paper.

          "Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Carrying Costs at such time,
(ii) all amounts of the type included in the definition of "Carrying Costs" which may accrue after such time, (iii) the Net Investment at such time, and (iv) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company, the Agent or any Bank Investor at such time.

          "Arrangement Fee" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

          "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

          "Bank Investors" shall mean NationsBank, N.A. and each other financial institution that becomes a Bank Investor pursuant to an Assignment and Assumption Agreement and the respective successors and permitted assigns of any of the foregoing.

          "Bankruptcy Code" means Title 11 of the United States Code, as amended and modified from time to time.

          "Base Rate" means, a rate per annum equal to the greater of
(i) the prime rate of interest announced by the Liquidity Provider (or if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not neces-sarily being the lowest or best rate charged by the Liquidity Provider (or if more than one Liquidity Provider, by NationsBank)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing se-lected by it.

          "Benefit Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor, any Designated Seller or any ERISA Affiliate of the Transferor, or a Designated Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, Memphis, Tennessee, Birmingham, Alabama or Jackson, Mississippi are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

          "Buyers' Percentage Factor" shall mean the percentage computed in accordance with Section 2.2(e) as follows:

                               NI/NRB

Where:

NI   =    the Net Investment at the time of such computation.

NRB  =    the Net Receivables Balance at the time of such computation.

          Notwithstanding the foregoing computation, (i) the Buyers' Percentage Factor shall not exceed 100%, and (ii) the Buyers' Percentage Factor with respect to Principal Collections at any time on and after the Termination Date shall be the percentage equivalent of a fraction the numerator of which is the Net Investment as of the Termination Date and the denominator of which is the lesser of (x) the Net Receivables Balance on the last day of the Collection Period immediately prior to the Termination Date or (y) the Net Receivables Balance on the last day of the immediately preceding Collection Period.

          "Capitalized Leases" shall mean capital leases and subleases, as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976, as amended.

          "Carrying Costs" shall mean for a Collection Period the sum of
(i) the sum of the dollar amount of the Company's obligations for such Collection Period determined on an accrual basis in accordance with GAAP consistently applied (a) to pay interest with respect to Purchased Interests pursuant to the provisions of the Liquidity Provider Agreement (such interest to be calculated based on the Adjusted LIBOR Rate, pro-vided that if a Termination Event shall have occurred, such interest shall be calculated at the Base Rate plus 2.00%) outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period and to pay interest with respect to amounts disbursed by a Credit Support Provider pursuant to the Credit Support Agreement outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period, (b) to pay the Accrued Interest Component of Related Commercial Paper with respect to any Collection Period (and, for purposes of this clause (b), Related Commercial Paper shall include Commercial Paper issued to fund the Net Investment even if such Commercial Paper is issued in an amount in excess of the Net Investment), (c) to pay the Dealer Fee with respect to Related Commercial Paper issued during such Collection Period, (d) to pay any past due interest not paid in clause
(a) and (b) with respect to prior Collection Periods, and (e) to pay the costs of the Company with respect to the operation of Sections 8.1, 8.2,
8.3 and 8.4, and (ii) the Program Fee, the Administrative Fee and the Facility Fee accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period, and all interest amounts due the Bank Investors in accordance with Section 2.3(c), (d) and (e).

          "Certificate" means the certificate issued to the Agent for the benefit of the Company and the Bank Investors pursuant to Section 2.2(d) hereof.

          "Closing Date" means January 16, 1997.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

          "Collection Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12.

          "Collection Period" shall mean each calendar month; provided, that the first Collection Period shall begin on the Closing Date and shall end on the last day of the calendar month containing the Closing Date.

          "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Recoveries and Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

          "Commercial Paper" means the promissory notes of the Company issued by the Company in the commercial paper market.

          "Commitment" means, (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, (ii) with re-spect to any assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any assignee of an assignee re-ferred to in clause (ii), the commitment of such assignee of such as-signee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign.

          "Commitment Termination Date" means January 14, 1998, or such later date to which the Commitment Termination Date may be extended by Transferor, the Agent and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date.

          "Company" means Enterprise Funding Corporation, and its successors and assigns.

          "Credit Guidelines" shall mean the Designated Sellers' credit and collection policy or policies and practices, relating to Accounts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified and as supplemented from time to time in compliance with Section 5.2(c).

          "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Credit Support Provider" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Cut-Off Date" shall mean January 14, 1997.

          "Cycle Certificate" shall mean the certificate of the Servicer in the form of Exhibit P hereto.

          "Date of Processing" shall mean, with respect to any transaction giving rise to a Receivable, the date on which such transaction is first recorded on the Servicer's computer master file of Accounts (without regard to the effective date of such recordation).

          "Dealer Fee" shall have the meaning assigned in the Fee
Letter.

          "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

          "Default Ratio" means, with respect to any Collection Period, the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing (i) the product of (x) 12 and (y) the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period by (ii) the aggregate amount of all Re-ceivables (other than Defaulted Receivables) as of the last day of the prior Collection Period.

          "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 181 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Designated Seller or the Servicer as uncollectible; or (iv) which, consistent with the Credit Guidelines, should be written off as uncol-lectible.

          "Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing (i) the aggregate amount of all Delinquent Receivables as of such date by (ii) the aggregate amount of all Receivables (other than Defaulted Receivables) as of such date.

          "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

          "Designated Seller" means (i) Proffitt's, Inc., a Tennessee corporation, (ii) McRae's, Inc. a Mississippi corporation, and (iii) any other Person designated with the written consent of the Agent as the "seller" under any Receivables Purchase Agreement, and in each case such Person's successors and permitted assigns.

          "Determination Date" shall mean with respect to any Collection Period, the twelfth day of the succeeding calendar month or, if such twelfth day is not a Business Day, the Business Day next succeeding such twelfth day.

          "Dilution Ratio" shall mean the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing (i) the aggregate amount by which Receivables are reduced or cancelled as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, or any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable, (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by a Designated Seller, the Transferor or the Servicer, provided to Obligors in respect of Receivables during such month by (ii) the aggregate Outstanding Principal Balance of all Receivables as of the last day of the preceding Collection Period.

          "Discount Percentage" shall mean the percentage designated by the Transferor pursuant to Section 2.5(e).

          "Discount Receivables" shall have the meaning specified in
Section 2.5(e).

          "Discount Receivable Collections" shall mean, for any day, the product of (a) a fraction the numerator of which is the amount of Dis-count Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Receivables, in each case at the end of the prior Collection Period and (b) Principal Collections (without giving effect to Discount Receivables Collections) on such day.

          "Early Collection Fee" means, for any funding period during which the portion of the Net Investment that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of (i) the additional interest that would have accrued during such funding period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

          "Eligible Account" shall mean, as of the Cut-Off Date (or, with respect to Accounts arising after the Cut-Off Date, as of the date of creation), each Account in existence and owned by a Designated
Seller:

               (a)    which is payable in United States Dollars;

               (b) the credit card or cards related thereto have not been reported lost or stolen or designated fraudulent;

               (c) the Obligor on which has provided, as its most recent billing address, an address located in the United States or its territories or possessions, or Canada, or which is a United States military address;

               (d) which is not an Account as to which any of the Receivables existing thereunder are Defaulted Receivables;

               (e) which has been created by a Designated Seller (or another entity which sells Receivables to a Designated Seller as permitted by a Receivables Purchase Agreement) in the ordinary course of its business in accordance with, or under standards no less stringent than, the Credit Guidelines;

               (f) with respect to which the applicable Designated Seller has good title thereto, free and clear of all Adverse Claims; and

               (g) the Obligor on which has not been identified by the Servicer or the Transferor, as applicable, in its computer files as having (i) died, (ii) commenced, or had commenced in respect of such Obligor, a case, action or proceeding under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking relief with respect to such Obligor's debts, or seeking to have such Obligor adjudicated bankrupt or insolvent, or to have a receiver, trustee, custodian or other similar official appointed for such Obligor or for all or any substantial part of such Obligor's assets or (iii) made a general assignment of such Obligor's assets for the benefit of such Obligor's creditors, which assignment is then in full force and effect.

          "Eligible Investments" means any of the following (a) negotia-ble instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above;
(c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

          "Eligible Receivable" means, at any time, any Receivable:

               (a) with respect to which, the related Account is an Eligible Account;

               (b) which has been originated by a Designated Seller (or another entity which sells Receivables to a Designated Seller as permitted by a Receivables Purchase Agreement) in the ordinary course of its business, sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

               (c) which (together with the Collections and Related Security related thereto) has been the subject of either a valid trans-fer and assignment from the Transferor to the Agent, on behalf of the Company and the Bank Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement;

               (d) which arises pursuant to an Account with respect to which each of the applicable Designated Seller (or another entity which sells Receivables to a Designated Seller as permitted by a Receiv-ables Purchase Agreement) and the Transferor has performed all obliga-tions required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder;

               (e) a purchase of which with the proceeds of Com-mercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

               (f) which is an "account" or a "general intangible" or "chattel paper" within the meaning of Article 9 of the UCC of all appli-cable jurisdictions;

               (g) which arises under an Account that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, right of rescission, dispute, offset, counterclaim or other defense;

               (h) which was created in compliance, in all material respects, with all laws, rules or regulations applicable thereto (in-cluding, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and pursuant to an Account Agreement which complies, in all material re-spects, with all such laws, rules and regulations;

               (i) which (A) satisfies all applicable requirements of the Credit Guidelines, (B) has not been waived or modified except in accordance with the Credit Guidelines, and (C) is assignable without the consent of, or notice to, the Obligor thereunder;

               (j) the Obligor of which has been directed to make all payments to a specified account of the Servicer with respect to which there shall be a Lock-Box Agreement in effect;

               (k) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor or by the applicable Designated Seller (or another entity which sells Receivables to a Designated Seller as permitted by a Receivables Purchase Agreement) in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor or by the applicable Designated Seller (or another entity which sells Receivables to a Designated Seller as permitted by a Receivables Purchase Agreement) of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

               (l) the assignment of which under the Receivables Pur-chase Agreement by the applicable Designated Seller and hereunder by the Transferor (and, if applicable, the assignment by the entity which originated such Receivable to a Designated Seller as permitted by a Re-ceivables Purchase Agreement) does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contrac-tual or other restriction, limitation or encumbrance; and

               (m) as to which the Obligor has not exceeded its credit limit by an amount in excess of the greater of (i) $300 or (ii) 10% of such credit limit as determined as of each cycle closing date, except for exceptions which are immaterial in the aggregate.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Sec-tion 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

          "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debt-ors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

          "Excluded Taxes" shall have the meaning specified in Section
8.3 hereof.

          "Facility Fee" means the fee payable by the Transferor to the Agent for distribution to the Bank Investors pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter.

          "Facility Limit" means $175,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; provided, further, that from and after the Termination Date the Facility Limit shall at all times equal the Net Investment plus the Aggregate Interest Component.

          "Fee Letter" means, collectively, the letter agreement or agreements dated the date hereof (i) between the Transferor and the Company and (ii) between the Transferor and the Agent on behalf of the Bank Investors, in each case with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

          "Finance Charge Collections" shall mean that portion of the Collections with respect to the Receivables which are properly designated in the Accounts as Finance Charges, together with (i) any Recoveries (net of liquidation expenses, if any) in respect of Defaulted Receivables and Related Security with respect thereto and (ii) all Dis-count Receivable Collections.

          "Finance Charges" means, with respect to an Account, any periodic finance charges, late fees, returned check or NSF charges or similar charges owing by an Obligor pursuant to such Account.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

          "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor Default" shall have the meaning specified in
Section 9.5 hereof.

          "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

          "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a) hereof.

          "Indebtedness" means, with respect to any Person, without duplication, such Person's (i) obligations for borrowed money evidenced by a promissory note, bond or similar written obligation, including, without limitation, conditional sales or similar title retention agreements, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obliga-tions, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptan-ces, or other instruments, and all liabilities of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), (v) Capitalized Lease obligations, (vi) obligations for which such Person is obligated pursuant to a Guaranty, (vii) all Contingent Obligations (as defined in Exhibit N hereto), (viii) all obligations arising in connection with such Person's interest rate hedging activities, but excluding all accounts payable and accruals, in each case in the ordinary course of business and only so long as payment therefor is due within one year; provided, that in no event shall the term Indebtedness include surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capitalized Lease obligations), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

          "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

          "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

          "Interest Component" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).

          "Investor Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Servicer pursuant to Section 2.11 hereof.

          "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "LIBOR Rate" means, with respect to any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at ap-proximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Collection Period for a term of one month. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at ap-proximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Collection Period for a term of one month; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Lock-Box Account" means an account maintained by the Servicer at a Lock-Box Bank for the purpose of receiving Collections from Receiv-ables.

          "Lock-Box Agreement" means an agreement between the Servicer and a Lock-Box Bank in substantially the form of Exhibit D hereto.

          "Lock-Box Bank" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8 hereof.

          "Majority Investors" shall have the meaning specified in
Section 10.1(a) hereof.

          "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor or any Designated Seller, (iii) the ability of the Transferor or any Designated Seller to perform its respective obligations under the Transaction Documents to which it is a party and
(iv) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents.

          "Maximum Buyers' Percentage Factor" means 82%.

          "McRae's" shall mean McRae's, Inc., a Mississippi corporation.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Designated Seller or any ERISA Affiliate of the Transferor or the Designated Seller on behalf of its employees.

          "Net Asset Test" means, in connection with any assignment by the Company to the Bank Investors of an interest in the Net Investment pursuant to Section 10.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Net Receivables Balance shall be greater than or equal to the Net Investment.

          "Net Investment" means the sum of the initial Transfer Price plus the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to
Section 2.5, 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided further that the Net Investment may be increased by the amount described in Section 10.7(d) as described therein.

          "Net Portfolio Yield" shall mean, with respect to any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is Finance Charge Collections less the Carrying Costs for such Collection Period less the aggregate outstanding balance of all Receivables which became Defaulted Receivables during such Collection Period less the Servicing Fee with respect to such Collection Period and the denominator of which is the daily average aggregate Outstanding Principal Balance of all Receivables during such Collection Period.

          "Net Receivables Balance" at any time shall mean the aggregate Outstanding Principal Balance of all Eligible Receivables, excluding (i) the aggregate balance of any Discount Receivables at such time and (ii) the amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables the Obligor of which is an employee of the Transferor, any Designated Seller or any of their Affiliates exceeds 5.0% of the aggregate Outstanding Principal Balance of all Eligible Receivables and (iii) all amounts owing at such time by any Designated Seller (and any other entity which sells Receivables to a Designated Seller as permitted by a Receivables Purchase Agreement) to (x) any con-signor of merchandise the sale of which may result in the creation of a Receivable or (y) any owner of a leased department which sells merchan-dise the sale of which may result in the creation of a Receivable.

          "Net Worth" means, with respect to the Transferor and at any time, an amount equal to the aggregate Outstanding Principal Balance of all Eligible Receivables at such time minus the amount of the Net Investment at such time minus the outstanding principal amount at such time of the subordinated note issued by the Transferor in connection with the Receivables Purchase Agreement entered into with any Designated Seller minus any other liabilities of the Transferor plus, if all of the subordinated notes of the Transferor have zero balances outstanding, all cash of the Transferor.

          "Obligor" means any Person obligated to make payments under an Account, including any guarantor thereunder.

          "Obligations" shall have the meaning specified in Section 9.1 hereof.

          "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

          "Outstanding Principal Balance" means, with respect to any Re-ceivable at any time, the then outstanding principal amount thereof excluding any accrued and outstanding Finance Charges related thereto and giving effect to the amount of any credit balances and other adjust-ments existing with respect to such Receivable on such day. The out-standing principal amount of any Defaulted Receivables shall be considered to be zero for the purposes of any determination hereunder of the aggregate Outstanding Principal Balance of the Receivables or the aggregate Outstanding Principal Balance of Eligible Receivables.

          "Payment Rate" shall mean, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the amount of all Principal Collections during such Collection Period and the denominator of which is equal to the aggregate Outstanding Principal Balance of all Receivables as of the last day of the prior Collection Period.

          "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

          "Potential Termination Event" means an event which but for the passage of time or the giving of notice, or both, would constitute a Termination Event.

          "Principal Collections" shall mean with respect to any Collection Period, all Collections received during such period other than Finance Charge Collections.

          "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

          "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

          "Proffitt's" shall mean Proffitt's, Inc., a Tennessee corporation.

          "Program Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          "Purchased Interest" means the interest in the Receivables acquired by a Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

          "Purchase Termination Date" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from the Designated Seller under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

          "Receivable" means the indebtedness owed to a Designated Seller by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreement by the Transferor at any time) under an Account and sold by such Designated Seller to the Transferor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. A Receivable shall be deemed to have been created or the amount thereof increased as of the end of the day on the Date of Processing of such Receivable or such increase to the amount thereof.

          "Receivables Purchase Agreement" means, collectively, (i) the Receivables Purchase Agreement dated as of January 15, 1997 by and between Proffitt's, as seller, the Transferor, as purchaser, and McRae's, as servicer (ii) the Receivables Purchase Agreement dated as of January 15, 1997 by and between McRae's, as seller and servicer, and the Transferor, as purchaser, and (iii) any other receivables purchase agreement entered into by the Transferor, with the prior written consent of the Agent, between the person designated as the 'seller' thereunder with the Transferor, as purchaser, in each case as such agreement may be amended, modified or supplemented and in effect from time to time.

          "Records" means all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

          "Recoveries" shall mean all amounts received or collected by the Servicer with respect to Defaulted Receivables.

          "Reinvestment Termination Date" means the second Business Day after the delivery by the Company to the Transferor of written notice that the Company elects to commence the amortization of its interest in the Net Investment pursuant to Section 2.6 or otherwise liquidate its interest in the Transferred Interest.

          "Related Account" shall mean an Account having the following characteristics: (i) such Related Account was originated in accordance with the Credit Guidelines; (ii) the Obligor or Obligors with respect to such Related Account is the same Person or Persons as the Obligor or Obligors of an Account; (iii) such Related Account is originated as a result of the credit card with respect thereto being lost or stolen; and
(iv) such Related Account can be traced or identified as a successor ac-count to an Account by reference to or by way of the computer or other records of the Servicer or the Transferor.

          "Related Commercial Paper" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

          "Related Security" means with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

               (i) all of the Transferor's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

               (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing state-ments signed by an Obligor describing any collateral securing such Receivable;

               (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

               (iv)  all Records related to such Receivable;

               (v) all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing state-ments filed by the Transferor against a Designated Seller in connection therewith; and

               (vi) all rights and remedies of the Transferor under the Receivables Purchase Agreement against any entity which sells Re-ceivables to a Designated Seller as permitted by a Receivables Pur-chase Agreement, together with all rights of the Transferor in all financing statements filed by the Transferor or a Designated seller against such an entity in connection therewith; and

               (vii)  all Proceeds of any of the foregoing.

          "Remittance Date" shall mean the sixteenth day of each month of the Transferor beginning January 16, 1997, or, if such day is not a Business Day, the Business Day next succeeding such sixteenth day.

          "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Govern-mental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "Section 8.2 Costs" has the meaning specified in Section
8.2(d) hereof.

          "Servicer" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

          "Servicer Advance" shall have the meaning specified in Section
2.5(d).

          "Servicer Default" has the meaning specified in Section 6.4 hereof.

          "Servicing Fee" means the fees payable by the Company or the Bank Investors to the Servicer in an amount equal to 2.0% per annum (calculated on the basis of actual days elapsed divided by a year consisting of 360 days) on the average daily amount of the Net Invest-ment. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Buyers' Percentage Factor is reduced to zero. Such fee shall be payable only from Collec-tions pursuant to, and subject to the priority of payments set forth in,
Section 2.5 hereof.

          "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

          "Subordinated Note" shall have the meaning specified in the Receivables Purchase Agreement.

          "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or con-trolled, directly or indirectly, by such Person or by one or more Sub-sidiaries of such Person or any similar business organization which is so owned or controlled.

          "Taxes" shall have the meaning specified in Section 8.3 hereof.

          "Telerate Page 3750" shall mean the British Bankers
Association Libor Rates (determined at 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc.

          "Termination Date" means the earliest of (i) the Business Day designated by the Transferor to the Company as the Termination Date at any time following 60 days' written notice to the Company, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day upon which a Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) two Business Days prior to the Commitment Termination Date, (vi) the day on which a Reinvestment Termination Date shall occur unless the Transferred Interest shall have been assigned (or is concurrently so assigned) to the Bank Investors pursuant to Section 10.7 hereof, (vii) the Purchase Termination Date, or (viii) January 14, 1998.

          "Termination Event" means an event described in Section 7.1 hereof.

          "Transaction Costs" has the meaning specified in Section
8.4(a) hereof.

          "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Certificate, the Transfer Certificates and all of the other instruments, documents and other agreements executed and delivered by the Designated Seller or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company or the Bank Investors of an undivided per-centage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Trans-ferred Interests pursuant to Section 2.2(b) and 2.5).

          "Transfer Certificate" has the meaning specified in Section 2.2(a) hereof.

          "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

          "Transfer Price" means with respect to any Incremental
Transfer, the amount paid to the Transferor by the Company or the Bank Investors as described in the applicable Transfer Certificate.

          "Transferor" means Proffitt's Credit Corporation, a Nevada corporation, and its successors and permitted assigns.

          "Transferor's Percentage Factor" means at any time 1 minus the Buyers' Percentage Factor.

          "Transferred Interest" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Buyers' Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalcu-lation of the Buyers' Percentage Factor, the Company or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receiv-able, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

          "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

          "U.S." or "United States" means the United States of America.

          SECTION 1.2.  Other Terms.  All accounting terms not
specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".


                              ARTICLE II

                       PURCHASES AND SETTLEMENTS

          SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth at any time prior to the Termination Date
(x) the Transferor may, at its option, convey, transfer and assign to the Company or the Bank Investors, as applicable, and (y) the Company may, at its option, or the Bank Investors shall, if so requested, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collec-tions and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither the Company, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Accounts, all of which shall remain the obligations and liabilities of the Transferor and the Designated Seller.

          SECTION 2.2.  Transfers; Certificates; Eligible Receivables
(a) Incremental Transfers. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Company or the Bank Investors, as applicable, and from time to time prior to the occurrence of the Termination Date the Company may, at its option, or the Bank Investors, shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, of undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"); provided that after giving effect to the issu-ance of Related Commercial Paper to fund the Transfer Price of any Incremental Transfer and the payment to the Transferor of such Transfer Price the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper would not exceed the Facility Limit; and, provided further, that, after giving effect to such Incre-mental Transfer, the Transferor's Percentage Factor, as of the latest cycle closing date reported in any Cycle Certificate delivered by the Servicer to the Agent pursuant to Section 2.11(b), shall not be less than the decimal equivalent of 1.00 minus the Maximum Buyers' Percentage Factor and provided further however, that the representations and warranties set forth in Sections 3.1 and 3.2 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto and a Cycle Certificate shall have been delivered with respect to such Incremental Transfer as required by Section 3.3 hereof.

          The Transferor shall, by notice to the Agent given by telecopy, offer to convey, transfer and assign to the Company or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least two (2) Business Days prior to the proposed date of any Incre-mental Transfer. Each such notice shall specify (w) whether such request is made to the Company or the Bank Investors (it being understood and agreed that once the Bank Investors acquire any Transferred Interest hereunder, the Bank Investors shall be required to purchase all Transferred Interests held by the Company in accordance with Section 10.7 and thereafter the Company shall no longer accept any additional Incremental Transfers hereunder), (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), and (y) the desired date of such Incremental Transfer. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Incremental Trans-fer to be made to such Person. To the extent that any such Incremental Transfer is requested of the Company, the Company shall accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or ob-taining deposits as loans from third parties) for the Company or any Bank Investor to fund such Incremental Transfer.

          On the date of the initial Incremental Transfer, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliv-er written confirmation to the Transferor of the Transfer Price and the Transferor shall deliver to the Agent the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). The Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price applicable to such Incremental Transfer. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Company shall deposit to the Transferor's account at the location indicated in Section
11.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer made to the Company and the Bank Investors, respectively.

          By no later than 11:00 a.m. (New York time) on any Transfer Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 11.3 hereof, in immediately available funds. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, the Company or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor (provided that the Company shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

               (b) Reinvestment Transfers. On each Business Day occur-ring after the initial Incremental Transfer hereunder and prior to the Termination Date the Transferor hereby agrees to convey, transfer and assign to the Company or the Bank Investors then owning any Transferred Interests, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Buyers' Percentage Factor at an amount not greater than the Maximum Buyers' Percentage Factor, the Company may, and the Bank Investors shall (in either case, to the extent such Persons then own any Transferred Interest), agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Company's Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

               (c) All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Company's or the Bank Investors', as applicable, aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Buyers' Percentage Factor in effect from time to time. So long as either the Company, on the one hand, or the Bank Investors, on the other hand, own all of the Transferred Interests at such time, each of the Company's and each Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such Person's Net Investment bears to the aggregate Net Investment of the Company and all of the Bank Investors at such time) of the Buyers' Percentage Factor at such time.

               (d) Certificate. The Transferor shall issue to the Agent the Certificate, in the form of Exhibit M, on or prior to the date hereof.

               (e) Buyers' Percentage Factor. The Buyers' Percentage Factor shall be initially computed as of the opening of business of the Servicer on the date of the initial Incremental Transfer hereunder. Thereafter until the Termination Date the Buyers' Percentage Factor shall be automatically recomputed as of the close of business of the Servicer on each day (other than a day after the Termination Date). The Buyers' Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

          SECTION 2.3.  Fundings.

               (a) Prior to the Termination Date; Transferred Interest Held by Company. At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Transferred Interest held by the Bank Investors (or any of them), the Transferor may, subject to the Company's approval and the limitations described below, request that the Net Investment be allocated among one or more funding periods, so that the aggregate amounts so allocated at all times shall equal the Net Investment held by the Company. The Transferor shall give the Company irrevocable notice by telephone of the new requested funding period(s) at least two (2) Business Days prior to the expiration of any then existing funding period; provided, however, that the Company may select, in its sole discretion, any such new funding period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the funding period re-quested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to fund all or substantially all of the Net Investment held by it by issuing Related Commercial Paper; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of related Commercial Paper is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial funding period applicable to any such Purchased Interest shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, provided that the Termination Date shall not have occurred, Carrying Costs shall accrue on the basis of either the Base Rate or the Adjusted LIBOR Rate, as determined by NationsBank. In the case of any funding period out-standing upon the Termination Date, such funding period shall end on such date.

               (b) After the Termination Date; Transferred Interest Held by Company. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall not have been transferred to the Bank Investors (or any of them), the Company or NationsBank, as applicable, shall select all funding periods and rates applicable thereto.

               (c) Prior to the Termination Date; Transferred Interest Held by Bank Investor. At all times with respect to any portion of the Transferred Interest transferred to the Bank Investors (or any of them) pursuant to Section 10.7, but prior to the Termination Date, the initial funding period applicable to such portion of the Net Investment alloca-ble thereto shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held by the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, Carrying Costs shall accrue with respect thereto at either the Base Rate or the Adjusted LIBOR Rate, at the Transferor's option. The Transferor shall give the Agent irrevocable notice by telephone of the new requested funding period at least two (2) Business Days prior to the expiration of any then existing funding period. In the case of any funding period outstanding upon the occurrence of the Termination Date, such funding period shall end on the date of such occurrence.

               (d) After the Termination Date; Transferred Interest Held by Bank Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall have been owned or transferred to the Bank Investors (or any of them), the Agent shall select all funding periods and rates applicable thereto.

               (e) Eurodollar Rate Protection; Illegality. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed funding period, then

          (A) the Agent shall forthwith notify the Company or Bank Investors, as applicable and the Transferor that the Adjusted LIBOR Rate cannot be determined for such funding period, and

          (B) while such circumstances exist, neither the Company, the Bank Investors or the Agent shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

          (ii) If, with respect to any outstanding funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate, the Company or any of the Bank Investors owning any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Adjusted LIBOR Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such funding period then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor the Company or the Bank Investors, as applicable, shall, while such circumstances exist, allo-cate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Interest allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

          (iii) Notwithstanding any other provision of this Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Adjusted LIBOR Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obliga-tion or ability of the Company or such Bank Investor, as applicable, to fund its purchase or maintenance of Transferred Interests at the Adjusted LIBOR Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and
(y) the Net Investment allocated to each funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the Net Investment allocated thereto accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the end of the applicable funding period, such Person's share of the Net Investment allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

          SECTION 2.4. Carrying Costs, Fees and Other Costs and Expens-es. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, including any Early Collection Fee, Carrying Costs, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On each Remittance Date, the Transferor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Carrying Costs for the related Collection Period. The Transferor shall pay to the Agent, on behalf of the Company, on each day on which Related Commercial Paper is issued by the Company, the Dealer Fee with respect to such Related Commercial Paper. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

          SECTION 2.5. Allocations of Collections; Non-Liquidation Set-tlement and Reinvestment Procedures; Servicer Advances. (a) On each Determination Date, the Servicer shall allocate all Collections received during the preceding Collection Period as Finance Charge Collections or Principal Collections. Principal Collections shall be applied by the Servicer as described in subsection (b) below. On each Remittance Date, the product of (A) the daily average of the Buyers' Percentage Factor over the preceding Collection Period and (B) the aggregate Finance Charge Collections for such preceding Collection Period shall be ap-plied, without duplication, by the Servicer as follows:

               (i) first, to the retention by the Servicer of any Servicer Advances made by the Servicer for costs accrued with respect to such Collection Period and;

               (ii) second, to the payment to the Agent of any accrued and unpaid Carrying Costs for such Collection Period;

               (iii) third, if Proffitt's, Inc. or an Affiliate is not the Servicer, to the payment to the Servicer of any Servicing Fee due and owing;

               (iv) fourth, to the payment of all amounts due and unpaid from the Transferor under Section 2.9(a) as a result of dilutive items and the Buyers Percentage Factor being greater than the Maximum Percentage Factor, which payment shall be treated as a portion of Principal Collections allocable to the Company and ap-plied pursuant to Section 2.5(b) below;

               (v) fifth, with respect to any Remittance Date occurring on or after the Termination Date, to the payment of the Buyers' Percentage Factor of the outstanding balance of Receivables which have become Defaulted Receivables during such Collection Period, which payment shall be treated as a portion of Principal Collections allocable to the Company and applied pursuant to
     Section 2.5(b) below;

               (vi) sixth, if Proffitt's, Inc. or an Affiliate is the Servicer, to the retention by the Servicer of any Servicing Fee due and owing;

               (vii) seventh, to the extent any Finance Charge Co-llections remain after application in accordance with clauses (i) through (vi) above, (A) if prior to the Termination Date such ex-cess amounts shall be paid to the Transferor and (B) if on or after the Termination Date such excess amounts shall be paid to the Agent in reduction of the Net Investment.

          On each Remittance Date, subject to Section 2.5(c), the product of (A) the daily average of the Transferor's Percentage Factor over the preceding Collection Period and (B) the aggregate Finance Charge Collections for the preceding Collection Period shall be remitted to the Transferor.

               (b) On each Remittance Date prior to the Termination Date, (i) the Servicer shall allocate to the Company and/or the Bank Investors the Buyers' Percentage Factor of Principal Collections re-ceived during the related Collection Period and not previously applied or accounted for and, at the Transferor's option, (A) pay such amount to the Transferor, for the benefit of the Company and/or the Bank Inves-tors, and the Transferor shall apply such amount toward the purchase of additional undivided percentage interests in each Receivable pursuant to
Section 2.2(b), or (B) pay such amount to the Agent in reduction of the Net Investment and (ii) the Servicer shall pay to the Transferor the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) below.

          On each Remittance Date on or subsequent to the Termination Date, the Servicer shall allocate to the Company or the Bank Investors, as applicable, the Buyers' Percentage Factor of all Principal Collections received during the related Collection Period and not previously applied or accounted for and pay such amount to the Agent in reduction of the Net Investment. In the event the Termination Date occurred as a result of a Termination Event, the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) below shall be distributed to the Agent in reduction of the Net Investment and, in the case of any other Termination Date, the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any allocations pursuant to Section 2.5(c) below shall be distrib-uted to the Transferor.

               (c) If on any Remittance Date, after giving effect to clauses (i) through (v) of Section 2.5(a), an insufficiency exists with respect to the Buyers' Percentage Factor of Finance Charge Collections, then, in such event, on such Remittance Date the amount of Finance Charge Collections distributable or allocable to the Transferor, and to the extent any such insufficiency continues to remain, the amounts dis-tributable to the Transferor, pursuant to Section 2.5(b), shall be re-duced by the amount of such insufficiency, and such amount(s) shall be applied as Finance Charge Collections allocable to the Transferred Interest and shall be applied and distributed in accordance with the priority set forth in clauses (i) through (v) of Section 2.5(a).

               (d) In the event that, on any date, the Company does not have sufficient funds to pay the Interest Component of matured or maturing Related Commercial Paper or any Dealer Fee due and payable on such day, the Servicer, acting upon written notice from the Adminis-trative Agent, shall make an advance in an amount equal to such costs and any Dealer Fee due and payable on such day (a "Servicer Advance") and pay to the Agent, for the account of the Company, the amount of such advance.

               (e) The Transferor shall have the option to designate a fixed or variable percentage (the "Discount Percentage") of up to 4% of all Receivables other than Finance Charges, late fees, overlimit fees, return check fees and all other fees and charges and Receivables in De-faulted Accounts created on and after any date of determination to be treated as finance charge receivables ("Discount Receivables") in accordance with the provisions of this Section 2.5(e), which percentage shall remain fixed and in effect until such time as the Transferor has provided a subsequent designation to the Agent. The Transferor shall have the option to increase the Discount Percentage to a percentage not greater than 4% or to reduce the Discount Percentage, provided, that no such designation shall become effective that would cause a Termination Event to occur.

          SECTION 2.6. Liquidation Settlement Procedures. If, on the Termination Date the Buyers' Percentage Factor is greater than the Maximum Buyers' Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, from previously received Principal Collections, an amount equal to the amount that, when applied in reduction of the Net Invest-ment, will result in a Buyers' Percentage Factor less than or equal to the Maximum Buyers' Percentage Factor. Such amount shall be applied by the Agent to the reduction of the Net Investment. On each Remittance Date occurring on and following the Termination Date, Principal Collections shall be applied in accordance with Section 2.5(b).

          Following the date on which the Net Investment shall be reduced to zero and all other Aggregate Unpaids have been paid in full,
(i) the Servicer shall recompute the Buyers' Percentage Factor as zero,
(ii) the Agent, on behalf of the Company and the Bank Investors, shall be considered to have reconveyed to the Transferor all of the Company's and the Bank Investors' right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Servicer shall pay to the Transferor any remaining Collections set aside and held by the Servicer and (iv) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Company's and the Bank Investors' respective interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor.

          SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

               (a) On each Remittance Date, to the Company solely for its own account, the Program Fee and the Administrative Fee, and to the Agent for distribution to the Bank Investors, the Facility Fee.

               (b) On the date of execution hereof, to the Administra-tive Agent solely for its own account, the Arrangement Fee.

          SECTION 2.8. Protection of Ownership Interest of the Company and the Bank Investors. (a) The Transferor agrees that it will, and will cause each Designated Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause each Designated Seller to, upon the re-quest of the Agent, the Company or any of the Bank Investors, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.7 hereof) as may be requested by the Agent, the Company or any of the Bank Investors. The Transferor shall, and will cause each Designated Seller to, upon re-quest of the Agent, the Company or any of the Bank Investors, obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall request. To the fullest extent permitted by appli-cable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or any Designated Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

          The Transferor agrees that it will, and will cause each Designated Seller to, at its expense, on or prior to the Closing Date indicate clearly and unambiguously in its master data processing records and on any storage containers containing Records that the Receivables created in connection with the Accounts have been conveyed to the Trans-feror (in the case of a Designated Seller), and transferred to the Agent, for the benefit of the Company and the Bank Investors, pursuant to this Agreement by affixing thereon the following legend: "THE RECEIVABLES IN THESE FILES HAVE BEEN ACQUIRED BY AND CONVEYED TO PROFFITT'S CREDIT CORPORATION AND AN INTEREST THEREIN HAS BEEN ASSIGNED TO NATIONSBANK, N.A., AS AGENT, FOR THE BENEFIT OF ENTERPRISE FUNDING CORPORATION AND THOSE CERTAIN BANK INVESTORS PURSUANT TO THE TRANSFER AND ADMINISTRATION AGREEMENT DATED AS OF JANUARY 15, 1997, AS AMENDED FROM TIME TO TIME, AMONG PROFFITT'S CREDIT CORPORATION, NATIONSBANK, N.A., ENTERPRISE FUNDING CORPORATION AND THE OTHER SIGNATORIES NAMED THEREIN." The Transferor further agrees to deliver or to cause the Servicer to deliver to the Agent a computer file or microfiche list con-taining a true and complete list of all such Accounts, identified by account number and by Receivable balance as of the Cut-Off Date. Such file or list shall be marked as the Account Schedule and Schedule A to this Agreement, delivered to the Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor agrees to deliver or to cause the Servicer to deliver to the Agent within five (5) Business Days of the request therefor by the Agent either (i) a computer file or microfiche list containing a true and complete list of all Accounts, including all Accounts created on or after the Cut-Off Date, in existence as of the last day of the prior Collection Period, identified by account number and by Receivable balance as of the last day of the prior Collection Period or (ii) a computer file or microfiche list containing a true and complete list of all Accounts in existence as of the last day of the prior Collection Period, identified by account number and by Receivable balance as of the last day of the prior Collection Period. Such file or list shall be marked as the Account Schedule and Schedule A to this Agreement, delivered to the Agent as confidential and proprietary, shall replace the previously delivered Account Schedule and Schedule A, and shall be incorporated into and made a part of this Agreement. The Servicer agrees, on behalf of the Transferor, at its own expense, by the end of each Collection Period in which any Accounts or Related Accounts have been originated to indicate clearly and unambiguously in its master data processing records and any storage containers containing Records that the Receivables created in connection with such Accounts or the Related Accounts have been conveyed to the Transferor and transferred to the Agent, for the benefit of the Company and the Bank Investors, pursuant to this Agreement.

          The Transferor shall not, and shall not permit any Designated Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, Nevada and Mississippi) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or reasonably requested by the Agent in connection with such change or relocation.
Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the Trans-feror.

          (b) The Servicer shall instruct all Obligors to cause all Collections to be deposited directly in a Lock-Box Account maintained with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership and control of the Agent which is hereby granted to the Agent by the Designated Sellers and the Transferor. The Servicer shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Servicer Default nor any other Termination Event has occurred hereunder. The Servicer shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Servicer shall not terminate any bank as a Lock-Box Bank unless the Agent shall have received fifteen
(15) days' prior notice of such termination. If the Transferor, a Designated Seller or the Servicer receives any Collections, the Trans-feror, such Designated Seller or the Servicer, as applicable, shall immediately, but in any event within forty-eight (48) hours of receipt, remit such Collections to a Lock-Box Account.

          SECTION 2.9.  Deemed Collections; Application of Payments.
(a) If on any day the Outstanding Principal Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance or any billing adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transac-
tion) or (z) any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable, the amount of such cancella-tion, reduction or adjustment shall thereafter be deducted from the aggregate Outstanding Principal Balance of the Receivables and the Net Receivables Balance. If such reduction would result in a Buyers' Percentage Factor greater than the Maximum Buyers' Percentage Factor, the Transferor shall pay (or direct the Servicer to pay from Collections otherwise distributable to the Transferor) to the Agent an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Buyers' Percentage Factor less than or equal to the Maximum Buyers' Percentage Factor. Such amount shall be applied by the Agent to the reduction of the Net Investment.

               (b) If on any day any of the representations or warran-ties in Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), such Receivable shall thereafter not be included in any calculation of the aggregate Outstanding Principal Balance of the Receivables or the Net Receivables Balance. If such reduction would result in a Buyers' Percentage Factor greater than the Maximum Buyers' Percentage Factor, the Transferor shall pay (or direct the Servicer to pay from Collections otherwise distributable to the Transferor) to the Agent an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Buyers' Percentage Factor less than or equal to the Maximum Buyers' Percentage Factor. Such amount shall be applied by the Agent to the reduction of the Net Investment.

          SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company or any Bank Investor they shall be paid or deposited in the account indicated in
Section 11.3 hereof, until otherwise notified by the Agent. The Trans-feror shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

          SECTION 2.11. Reports. (a) On each Determination Date, the Servicer shall prepare and forward to the Agent and the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding Collection Period, and (ii) such other information as the Agent or the Administrative Agent may reasonably request.

          (b) On or before the close of business on Tuesday of each calendar week (or if such day is not a Business Day, the next preceding Business Day), the Servicer will deliver to the Agent and the Admin-istrative Agent a Cycle Certificate which shall report (x) on Collec-tions processed during the time period from the date of the latest cycle closing date reported on in the previous Cycle Certificate through and including the date of the latest cycle closing date reported on in the current Cycle Certificate and (y) the Maximum Buyers' Percentage Factor and the Buyers' Percentage Factor as of the latest cycle closing date reported on in the current Cycle Certificate, and (z) the certain other information concerning the Receivables as of the most recent cycle closing date reported on in the current Cycle Certificate. The Servicer shall report information on the Cycle Certificate with respect to each cycle closing date not later than ten days after such cycle closing date.

          SECTION 2.12. Collection Account. There shall be established on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Company and the Bank Investors, with the Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company and the Bank Investors. On and after the occurrence of (i) a Servicer Default, (ii) a Guarantor Default or (iii) a Termination Event, and from and after such time as the Guaranty pro-vided by Article IX herein fails to remain in effect and enforceable, the Servicer shall remit daily and prior to the close of business on the second Business Day following receipt to the Collection Account all Col-lections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invest-ed by the Agent in Eligible Investments that will mature so that such funds will be available prior to the Remittance Date following such investment. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any distributions required to be made pursuant to Section 2.5(a). On the date on which the Net Investment and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

          SECTION 2.13. Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Transferred Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's rat-able share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION 2.14. Right of Setoff. Without in any way limiting the provisions of Section 2.13, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).


                              ARTICLE III

                    REPRESENTATIONS AND WARRANTIES

          SECTION 3.1.  Representations and Warranties of the
Transferor. The Transferor represents and warrants to the Agent, the Company and the Bank Investors that:

               (a) Corporate Existence and Power. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

               (b) Corporate and Governmental Authorization; Contraven-tion. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Cer-tificate, the Transfer Certificate and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, re-quire no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorpora-tion or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

               (c) Binding Effect. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Certificate and the other Transaction Documents to which the Transferor is a party consti-tutes and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

               (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor and the applicable Designated Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

               (e) Accuracy of Information. All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 hereof and the financial statements delivered pursuant to Section 5.1) to the Company, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transfer-or to the Company, any Bank Investors, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

               (f) Tax Status. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

               (g) Action, Suits. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

               (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (i) Place of Business. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 11.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

               (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Company or the Agent on behalf of the Company and the Bank Investors shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected secu-rity interest in the Receivables existing on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

               (k) Tradenames, Etc. As of the date hereof: (i) the Transferor has only the subsidiaries and divisions listed on Exhibit J hereto; and (ii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.

               (l) Nature of Receivables. Each Receivable (x) represented by the Transferor or the Servicer to be an Eligible Receiv-able (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance, in fact satisfies at such time the defini-tion of "Eligible Receivable" set forth herein and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended.

               (m) Coverage Requirement; Amount of Receivables. The Buyers' Percentage Factor does not exceed the Maximum Buyers' Percentage Factor. As of the Cut-Off Date, the aggregate Outstanding Principal Balance of the Receivables in existence was $168,260,400.40 and the Net Receivable Balance was $167,778,375.87.

               (n) Credit Guidelines. Since January 9, 1997, there have been no material changes in the Credit Guidelines other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

               (o) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

               (p) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (q)  ERISA.  Each of the Transferor and its ERISA
Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

               (r) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Collateral Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Servicer). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

               (s) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

               (t) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by a Designated Seller has been purchased by the Transferor from such Designated Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

               (u) Preference; Voidability. The Transferor shall have given reasonably equivalent value to each Designated Seller in consideration for the transfer to the Transferor of the applicable Receivables and Collections and Related Security from such Designated Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Designated Seller to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101 et seq.), as amended.

               (v) Representations and Warranties of each Designated Seller. Each representation and warranty of each Designated Seller set forth in Article IV of the Receivables Purchase Agreement is true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, the Company, the Bank Investors and the Administrative Agent.

          Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor.


          SECTION 3.2. Representations and Warranties of the Servicer. The Servicer represents and warrants to the Agent, the Company and the Bank Investors that:

               (a) Corporate Existence and Power. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Servicer is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

               (b) Corporate and Governmental Authorization; Contraven-tion. The execution, delivery and performance by the Servicer of this Agreement are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a default under, any provision of applicable law or regula-tion or of the charter or Bylaws of the Servicer or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer or any of its Subsidiaries (except as contemplated by Section 2.8).

               (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

               (d) Accuracy of Information. All information heretofore furnished by the Servicer in writing to the Transferor, the Company or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Servicer to the Transferor, the Company or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

               (e) Tax Status. The Servicer has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

               (f) Action, Suits. Except as set forth in Exhibit H attached hereto (as such exhibit may be amended from time to time), there are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or seeking to prevent the issuance of the Certificate or the consummation of any of the transactions contemplated by this Agreement, or otherwise affecting the Servicer or any Affiliate of the Servicer or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

               (g) Collections and Servicing. Since November 2, 1996, there has been no material adverse change in the ability of the Servicer to service and collect the Receivables and no material adverse change has occurred in the overall rate of collections of Receivables.

               (h) Not an Investment Company. The Servicer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (i) ERISA. The Servicer is in compliance in all material respects with ERISA.

          SECTION 3.3. Reaffirmation of Representations and Warranties by the Transferor and Servicer. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or
Section 2.5 hereof, and the Servicer, shall be deemed to have certified that all of their respective representations and warranties described in Sections 3.1 and 3.2 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incre-mental Transfer, the Servicer shall have delivered to the Agent and the Administrative Agent, in form and substance satisfactory to the Agent and the Administrative Agent, a completed Cycle Certificate dated the second Business Day prior to the date of such Incremental Transfer, together with such additional information as may be reasonably requested by the Administrative Agent or the Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.



                              ARTICLE IV

                         CONDITIONS PRECEDENT

          SECTION 4.1. Conditions to Closing. On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

               (a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Re-ceivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

               (b) A copy of the resolutions of the Board of Directors of each Designated Seller, the Servicer and the Servicer Guarantor certified by its Secretary approving the execution, delivery and perfor-mance by such Person of this Agreement, the Receivables Purchase Agree-ment and the other Transactions Documents to be delivered by such Person hereunder or thereunder.

               (c) The Articles of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

               (d) The Articles of Incorporation of each Designated Seller, the Servicer and the Servicer Guarantor certified by the Secretary of State or other similar official of such Person's jurisdic-tion of incorporation dated a date reasonably prior to the Closing Date.

               (e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of quali-fication as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

               (f) A Good Standing Certificate for each Designated Seller, the Servicer and the Servicer Guarantor issued by the Secretary of State or a similar official of such Persons's jurisdiction of incor-poration and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the other Transaction Documents, in each case, dated a date reason-ably prior to the Closing Date.

               (g) A Certificate of the Secretary of the Transferor substantially in the form of Exhibit L attached hereto.

               (h) A Certificate of the Secretary of each Designated Seller, the Servicer and the Servicer Guarantor substantially in the form of Exhibit L attached hereto.

               (i) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor in favor of the Agent, for the benefit of the Company and the Bank Investors, secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appro-priate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

               (j) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming each Designated Seller as the debtor in favor of the Transferor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appro-priate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

               (k) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.

               (l) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by each Designated Seller.

               (m) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor or any Designated Seller (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items
(i) or (j) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

               (n) Executed copies of the Lock-Box Agreements relating to each of the Lock-Box Banks and the Lock-Box Accounts.

               (o)  An opinion of Butler, Snow, O'Mara, Stevens &
Cannada, PLLC, special counsel to the Transferor, the Servicer, the Servicer Guarantor and the Designated Sellers, covering the matters set forth in Exhibit K hereto.

               (p) An opinion of Butler, Snow, O'Mara, Stevens & Cannada, PLLC, special counsel to the Transferor and the Designated Sellers, covering certain bankruptcy and insolvency matters (i.e. "true sale" and nonconsolidation) in form and substance satisfactory to the Agent and Agent's counsel.

               (q) An opinion of Baker, Donelson, Bearman & Caldwell, special Tennessee counsel to Proffitt's, covering certain Tennessee Uniform Commercial Code matters in form and substance satisfactory to the Agent and Agent's counsel.

               (r) An opinion of Schreck Morris, special Nevada counsel to the Transferor, covering certain corporate and security interest matters in form and substance satisfactory to the Agent and the Agent's counsel.

               (s) A computer tape setting forth as of the Cut-Off Date all Receivables and the Outstanding Principal Balances thereon and such other information as the Agent may reasonably request.

               (t) An executed copy of this Agreement, the Receivables Purchase Agreement, the Fee Letter and each of the other Transaction Documents to be executed by the Designated Sellers, the Servicer, the Servicer Guarantor or the Transferor.

               (u) The Transfer Certificate, duly executed by the Transferor.

               (v) The Certificate, duly executed by the Transferor and appropriately completed.

               (w)  The Arrangement Fee in accordance with Section
2.7(b).

               (x)  An Investor Report for December 31, 1996.

               (y)  A Cycle Certificate as of the Cut-Off Date.
               (z) A writing indicating the appointment by the Trans-feror and each Designated Seller of CT Corporation as agent for process pursuant to Section 11.4(d) hereof.

               (aa) Such other documents, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably re-quest.


                               ARTICLE V

                               COVENANTS

          SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment and all other Aggre-gate Unpaids have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

               (a) Financial Reporting. The Transferor will, and will cause each Designated Seller and each of such Designated Seller's
Subsidiaries to, maintain, for itself and each of its respective Subsid-iaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:


               (i) Annual Reporting. Within ninety (90) days after the close of the Transferor's and Proffitt's fiscal years, (beginning with the fiscal year ending, in the case of Proffitt's, in 1997, and in the case of the Transferor, in 1998) audited financial statements, prepared in accordance with GAAP on a consolidated basis for (x) the Transferor and (y) for Proffitt's and its Sub-sidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certi-fied by independent certified public accountants, acceptable to the Agent, prepared in accordance with GAAP and, upon the Agent's request, any management letter prepared by said accountants and accompanied by (i) a certificate of said accountants that Proffitt's is in compliance with the financial covenants set forth in Exhibit O attached hereto or, if Proffitt's is not in compliance with such covenants, stating the nature and status thereof and (ii) a certificate of the chief financial officer or chairman, president, treasurer or any executive vice president of the Trans-feror stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of each of the financial ratios and restrictions set forth in Exhibit O attached hereto.

               (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three quarterly periods of each of the Transferor's and Proffitt's fiscal years, for (x) the Transferor and (y) for Proffitt's and its Subsidiaries, in each case, consol-idated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, and showing the computation of each of the financial ratios and restrictions set forth in Exhibit O attached hereto all certified by its chief financial officer, chairman, president, treasurer or any executive vice president.

               (iii) Compliance Certificate. Together with the finan-cial statements required hereunder, a compliance certificate signed by the chief financial officer, chairman, president, treasurer or any executive vice president of the Transferor or Proffitt's, as applicable, stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or Proffitt's as ap-plicable and (y) to the best of such Person's knowledge, no Termi-nation Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restric-tions set forth in Exhibit O attached hereto.

               (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Proffitt's, copies of all financial statements, reports and proxy statements so fur-nished.

               (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Proffitt's or any subsidiary files with the Securities and Exchange Commission.

               (vi) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

               (vii) Change in Credit Guidelines and Debt Ratings. Within thirty (30) days after the date any material change in or amendment to the Credit Guidelines is made, a copy of the Credit Guidelines then in effect indicating such change or amendment. Within fifteen (15) days after the date of any change in Proffitt's public or private debt ratings (including any related implied or "shadow" ratings), if any, a written certification of Proffitt's public and private debt ratings after giving effect to any such change.

               (viii) Credit Guidelines. Within ten (10) Business Days of the request of the Agent, a complete copy of the Credit Guide-lines then in effect.

               (ix) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, any Designated Seller or any ERISA Affiliate of the Transferor or any Designated Seller files under ERISA with the In-ternal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, any Designated Seller or any ERISA Affiliates of the Transferor or any Designated Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

               (x) Other Information. Such other information including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to any Designated Seller, the Transferor or any Subsidiary of any of the foregoing.

               (b) Conduct of Business. The Transferor will, and will cause each Designated Seller and each Designated Seller's Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

               (c) Compliance with Laws. The Transferor will, and will cause each Designated Seller and each Designated Seller's Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

               (d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause each Designated Seller to, furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Principal Balance for each Receivable. The Transferor will, and will cause each Designated Seller to, at any time and from time to time during regular business hours permit the Agent, or its agents or repre-sentatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Transferor or such Designated Seller, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or such Designated Seller's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or such Designated Seller, as applicable, having knowledge of such matters.

               (e) Keeping of Records and Books of Account. The Trans-feror will, and will cause each Designated Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and main-tain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause each Designated Seller to, give the Agent notice of any material change in the administrative and operating procedures of the Transferor or such Designated Seller, as applicable, referred to in the previous sentence.

               (f) Performance and Compliance with Accounts. The Transferor, at its expense, will, and will cause each Designated Seller to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor or such Designated Seller under the Accounts related to the Receivables.

               (g) Credit Guidelines. The Transferor will, and will cause each Designated Seller to, comply in all material respects with the Credit Guidelines in regard to each Receivable and the related Account.

               (h) Collections. The Transferor shall, and shall cause each Designated Seller to, instruct all Obligors to cause all Collec-tions to be deposited directly to a Lock-Box Account.

               (i) Collections Received. The Transferor shall, and shall cause each Designated Seller to, hold in trust, and deposit, imme-diately, but in any event not later than the close of business on the second Business Day following its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor or such Designated Seller, as the case may be.

               (j) Sale Treatment. The Transferor will not (i) permit any Designated Seller to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of an undivided percentage ownership interest in the Receivables by such Designated Seller to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than a sale of an undivided percentage ownership interest in the Receivables by the Transferor to the Company or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause each Designated Seller to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of a Designated Seller's financial statements), the Company and the Bank Investors in the Affected Assets.

               (k) Separate Business. The Transferor shall at all times (a) to the extent the Transferor's office is located in the offices of Proffitt's or any Affiliate of Proffitt's, pay fair market rent for its executive office space located in the offices of Proffitt's or any Affiliate of Proffitt's, (b) have at all times at least two members of its board of directors which are not and, within the immediately preceding two years, have not been employees, officers or directors of Proffitt's or any Affiliate of Proffitt's or of any major creditor of Proffitt's or any Affiliate of Proffitt's and are persons who are familiar and have experience with asset securitization, (c) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of Proffitt's or any other entity, (d) not commingle the Transferor's assets with those of Proffitt's or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents,
(f) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor's liabilities from those of Proffitt's or any Affiliates of Proffitt's and pay its own liabilities, including all administrative expenses, from its own separate assets, except that Proffitt's may pay the organizational expenses of the Transferor, and (h) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor.
The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of Proffitt's or any Affiliate of Proffitt's,
(iii) not lend funds or extend credit to Proffitt's or any Affiliate of Proffitt's except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder, (iv) not guaran-tee the liabilities of Proffitt's or any Affiliates of Proffitt's and
(v) not own the stock of, or any other beneficial interest in, any subsidiaries or any other entity. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.

               (l) Inventory Financings. The Transferor shall, and will cause each Designated Seller to, specifically exclude from the property subject to any Adverse Claim granted on inventory any and all accounts receivable generated by sales of such inventory and the pro-ceeds thereof, and shall provide evidence, in each case satisfactory to the Agent, that any and all accounts receivable generated by sales of such inventory and the proceeds thereof shall have been excluded from any such Adverse Claims.

               (m) Corporate Documents. The Transferor shall not amend, alter, change or repeal any Articles of its Articles of Incor-poration without the prior written consent of the Agent.

          SECTION 5.2. Negative Covenants of the Transferor. During the term of this Agreement, unless the Agent shall otherwise consent in writing:

               (a) No Sales, Liens, Etc. Except as otherwise provided herein and the Receivables Purchase Agreement, the Transferor will not, and will not permit any Designated Seller to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any goods (other than inventory), the sale of which may give rise to a Receivable or any Receivable or related Account, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

               (b) No Extension or Amendment of Receivables. Except as otherwise permitted in this Section 5.2 and in Section 6.2 hereof, the Transferor will not, and will not permit any Designated Seller to, ex-tend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto. The Transferor further covenants that, except as otherwise required by any Requirement of Law, it shall not, and shall not cause or otherwise permit the Servicer at any time to, reduce the periodic finance charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the reasonable expectation of the Net Portfolio Yield as of such date would be less than 1.00% and unless (a) such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Servicer that have char-acteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (b) if it does not own such a compara-ble segment, it will not make any such change with the intent to materi-ally benefit itself over the Company and the Bank Investors.

               (c) Performance of Account Agreements. The Transferor shall not, and shall not permit any Designated Seller to fail to comply with and perform its obligations under the applicable Account Agreements relating to the Accounts and the Credit Guidelines except insofar as any such failure to comply or perform would not materially and adversely affect the rights of the Company, the Agent, or any Bank Investor in the Receivables or the collectibility of the Receivables. The Transferor shall not change the terms and provisions of the Account Agreements or the Credit Guidelines in any respect (including, without limitation, the calculation of the amount, and the timing, of uncollectible Receivables) except to the extent (a) such change is made applicable to the compa-rable segment of the consumer revolving credit accounts owned and serviced by the Transferor or such Designated Seller that have char-acteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (b) if it does not own such a compara-ble segment, it will not make any such change with the intent to materi-ally benefit itself over the Company, the Agent, or any Bank Investor, and such change does not materially and adversely affect the rights of the Company, the Agent or any Bank Investor in the Receivables or the collectibility of the Receivables. References to the Receivables in this paragraph shall be deemed to refer to the Receivables in the aggre-gate.

               (d) No Change in Business or Credit Guidelines. The Transferor will not, and will not permit any Designated Seller to, make any change in the character of its business or in the Credit Guidelines, which change would, in either case, impair the collectibility of any substantial portion of the Receivables or otherwise result in a Material Adverse Effect.

               (e) No Mergers, Etc. The Transferor will not, and except as otherwise permitted pursuant to the Receivables Purchase Agreement, will not permit any Designated Seller to, (i) consolidate or merge with or into any other Person (except for a merger by a Designated Seller with or into any wholly-owned subsidiary of such Designated Seller, where the Designated Seller shall be the surviving entity and except, with the express consent of the Agent, for the merger by the Transferor with Parisian Services, Inc., where the Transferor shall be the surviving entity) or (ii) sell, lease or transfer all or substan-tially all of its assets to any other Person except that McRae's, Inc. may sell substantially all of its assets to a partnership consisting only of McRae's, Inc., as a general partner with at least 90% of the partnership interest, and Parisian, Inc., as a general partner with not more than 10% of the partnership interest, provided, that such partner-ship shall enter into an agreement with McRae's which shall require the partnership to sell all of its accounts receivable to McRae's, which shall transfer all of its Receivables to the Transferor pursuant to a Receivables Purchase Agreement.

               (f) Change in Payment Instructions to Obligors. The Transferor will not, and will not permit any Designated Seller to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

               (g) Deposits to Lock-Box Accounts. The Transferor will not, and will not permit any Designated Seller to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

               (h) Change of Name, Etc. The Transferor will not, and will not permit any Designated Seller to, change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor or such Designated Seller, as applicable, delivers to the Agent and the Collateral Agent (i) such documents, instruments or agreements, executed by the Transferor or such Designated Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Agent's and the Collateral Agent's ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agree-ments executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section
2.8 hereof.

               (i) Amendment to Receivables Purchase Agreements. The Transferor will not, and will not permit any Designated Seller to, amend, modify, or supplement any Receivables Purchase Agreement, except with the prior written consent of the Agent and the Administrative Agent; nor shall the Transferor take, or permit any Designated Seller to take, any other action under any Receivables Purchase Agreement that shall have a material adverse affect on the Agent, the Company or any Bank Investor or which is inconsistent with the terms of this Agreement.

               (j) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under a Receivables Purchase Agreement for the purchase price of the Receivables under a Receivables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,750 at any time out-standing.

               (k) ERISA Matters. The Transferor will not, and will not permit any Designated Seller to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, such Designated Seller or any ERISA Affiliate of the Transferor or such Designated Seller is re-quired to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, such Designated Seller, or any ERISA Affiliate of the Transferor or such Designated Seller under ERISA or the Code.

               (l) Payment to the Designated Sellers. With respect to any Receivable sold by a Designated Seller to the Transferor, the Transferor shall, and shall cause such Designated Seller to, effect such sale under, and pursuant to the terms of, a Receivables Purchase Agree-ment, including, without limitation, the payment by the Transferor either in cash or by increase in the amount of the Subordinated Note to such Designated Seller of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agree-ment.

          SECTION 5.3.  Minimum Net Worth of Transferor.

               (a) On the Closing Date, the Transferor shall have a Net Worth of at least $10,000,000.

               (b) The Transferor shall make no distributions of dividends or returns of capital except to the extent that, after giving effect thereto, the Transferor shall have a Net Worth at least equal to 10% of the highest aggregate Outstanding Principal Balance of all Eligi-ble Receivables shown on any Cycle Certificate delivered with respect to the immediately preceding twelve calendar month period.

          SECTION 5.4. Covenants of the Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment and all other Aggregate Unpaids have been paid in full, in cash, the Servicer covenants that, unless the Agent shall otherwise consent in writing:

               (a) Compliance with Requirements of Law. The Servicer shall duly satisfy its obligations in all material respects on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all material qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Company.

               (b) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Guidelines.

               (c) Protection of Company's Rights. The Servicer shall take no action, nor omit to take any action, which would impair the rights of the Company in any Receivable or the related Account.

               (d) All Consents Required. All approvals, authoriza-tions, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, have been obtained.

               (e) Custodian. The Servicer will, at its own cost and expense, (i) maintain the books and records with respect to the Accounts and the Receivables and copies of all documents relating to each Account as custodian for the Company and (ii) clearly and unambiguously mark such books and records that indicate the Receivables have been sold to the Company and simultaneously assigned to the Agent, for benefit of the Company and the Bank Investors, pursuant to this Agreement.

               (f) No Extension or Amendment of Receivables. Except as otherwise permitted in Sections 5.2 and 6.2 hereof, the Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related
thereto.   The Servicer further covenants that, except as otherwise re-
quired by any Requirement of Law, it shall not reduce the periodic fi-nance charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the reasonable expectation of the Net Portfolio Yield as of such date would be less than 1.00% and unless (a) such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (b) if it does not own such a comparable segment, it will not make any such change with the intent to materially benefit the Transferor or itself over the Company and the Bank Investors.

               (g) No Change in Business. The Servicer will not make any change in the character of its business which would impair the collectibility of any Receivable or otherwise result in a Material Adverse Effect.

               (h) No Mergers, Etc. The Servicer will not (i) consoli-date or merge with or into any other Person (except for a merger with or into any wholly-owned subsidiary, where the Servicer shall be the surviving entity), or (ii) sell, lease or transfer all or substantially all of its assets to any other Person except that McRae's, Inc. may sell substantially all of its assets to a partnership consisting only of McRae's, Inc., as a general partner with at least 90% of the partnership interest, and Parisian, Inc., as a general partner with not more than 10% of the partnership interest, provided, that such partnership shall enter into an agreement with McRae's which shall require the partnership to sell all of its accounts receivable to McRae's, which shall transfer all of its Receivables to the Transferor pursuant to a Receivables Purchase Agreement.

               (i) Change in Payment Instructions to Obligors. The Servicer will not make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

               (j) Deposits to Lock-Box Accounts. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.


                              ARTICLE VI

                    ADMINISTRATION AND COLLECTIONS

          SECTION 6.1. Appointment of Servicer. The servicing, admin-istering and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 6.1. Until the Company gives notice to McRae's of the designation of a new Servicer, McRae's is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Agent, and provided that the Servicer shall continue to remain solely liable for the perfor-mance of the duties as Servicer hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Servicer Default or any other Termination Event designate as Servicer any Person (including itself) to succeed McRae's or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Agent may notify any Obligor of the Transferred Interest.

          SECTION 6.2.  Duties of Servicer.

               (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Guidelines. Each of the Transferor, the Company, the Agent and the Bank Investors hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the Designated Sellers (to the extent not then acting as Servicer hereunder) hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or such Designated Seller's name and on behalf of the Transferor or such Designated Seller necessary or desirable, in the reasonable determi-nation of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or such Designated Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts. The Servicer shall set aside for the account of the Trans-feror and the Company their respective allocable shares of the Collec-tions of Receivables in accordance with Sections 2.5 and 2.6 hereof.
The Servicer shall segregate and deposit to the Agent's account the Company's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Servicer and the Servicer shall hold in trust for the Transferor, the Company, the Agent and the Bank Investors, in accordance with their re-spective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is Proffitt's or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Servicer shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

               (b) The Servicer shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any in-debtedness of any Person which is not on account of a Receivable. If the Servicer is not the Transferor or an Affiliate of the Transferor, the Servicer, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Servicer incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent, provided, however, that at any time after the Buyers' Percentage Factor equals or exceeds 100%, any compensation to the Servicer in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from Collections allocated to the Company or the Bank Investors, as applicable. The Servicer, if other than the Transferor or an Affiliate of the Transferor, shall as soon as practicable upon de-mand, deliver to the Transferor all Records in its possession which evi-dence or relate to indebtedness of an Obligor which is not a Receivable.

               (c) On or before 90 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending February 1, 1997, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Transferor, the Designated Sellers or any Affiliates of any of the foregoing) to furnish a report to the Agent to the effect that they have (i) compared the information contained in a sample of the Investor Reports and Cycle Cer-tificates delivered during such fiscal year then ended with the informa-tion contained in the Accounts and the Servicer's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports and the Cycle Certificates selected reconciles with the information contained in the Accounts and the Servicer's re-cords and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, and (ii) confirmed by testing the mathematical accuracy of the information set forth in the Investor Reports and Cycle Certificates delivered during such fiscal year, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and
(b) such other exceptions as shall be set forth in such statement.

               (d) Notwithstanding anything to the contrary contained in this Article VI, the Servicer, if not the Transferor or any Affiliate of the Transferor, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

          SECTION 6.3. Rights After Designation of New Servicer. At any time following the designation of a Servicer (other than the Transferor or any Affiliate of the Transferor) pursuant to Section 6.1 hereof:

               (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

               (ii) The Transferor shall, at the Agent's request and at the Transferor's expense, give notice of the Agent's, the Trans-feror's and/or the Bank Investors' ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

               (iii) The Transferor shall, at the Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly en-dorsed or with duly executed instruments of transfer, to the Agent or its designee.

               (iv) The Transferor and each Designated Seller hereby authorize the Agent to take any and all steps in the Transferor's or such Designated Seller's name and on behalf of the Transferor and such Designated Seller necessary or desirable, in the determi-nation of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or such Designated Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts.

          SECTION 6.4. Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer Default:

               (a) the Servicer or, to the extent that the Transferor or any Affiliate of the Transferor is then acting as Servicer, the Transferor or such Affiliate, as applicable, shall fail (i) to observe or perform any term, covenant or agreement hereunder (other than as referred to in clauses (ii) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (ii) to make any payment or deposit required to be made by it hereunder when due or the Servicer shall fail to observe or perform any term, covenant or agreement on the Servicer's part to be performed under Section 2.8(b) hereof or (iii) to observe or perform any term, covenant or agreement under Sections 5.4(a), 5.4(b), 5.4(c), 5.4(f), 5.4(g), 5.4(i) or 5.4(j); or

               (b) any representation, warranty, certification or statement made by the Servicer or the Transferor or any Affiliate of the Transferor (in the event that the Transferor or such Affiliate is then acting as the Servicer) in this Agreement, the Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) failure or the default by the Servicer or any of its Subsidiaries in the performance of any material term, provision or condition contained in any agreement under which any Indebtedness greater than $5,000,000 was created or is governed, if such event is an "event of default" or "default" under any such agreement; or any In-debtedness of the Servicer or any of its Subsidiaries greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

               (d) any Event of Bankruptcy shall occur with respect to the Servicer or any of its Subsidiaries; or

               (e) there shall have occurred any material adverse change in the operations of the Servicer since the end of the last fiscal year ending prior to the date of its appointment as Servicer hereunder or any other event shall have occurred which, in the commercially reasonable judgment of the Agent, materially and adversely affects the Servicer's ability to either collect the Receivables or to perform under this Agreement.

          SECTION 6.5. Responsibilities of the Transferor and the Designated Sellers. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Designated Seller to, (i) perform all of such Designated Seller's obligations under the Accounts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Pur-chase Agreement and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or such Designated Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Accounts, nor shall it be obligated to perform any of the obligations of any Designated Seller thereunder.


                              ARTICLE VII

                          TERMINATION EVENTS

          SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

               (a) the Transferor or the Servicer shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder; or

               (b) any representation, warranty, certification or statement made by the Transferor in this Agreement, any other
Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) the Transferor, or the Servicer, shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(a)(vii), 5.1(b), 5.1(c), 5.1(f), 5.1(g), 5.1(h), 5.1(i),
5.1(k), 5.1(l), 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g) or 5.2(h)
or Section 5.3 or (ii) to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten (10) days; or

               (d) failure or the default by the Transferor or any Designated Seller in the performance of any material term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness greater than $5,000,000 was created or is governed, if such event is an "event of default" or "default" under any such agreement; or any Indebtedness of the Transferor or any Desig-nated Seller greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

               (e) any Event of Bankruptcy shall occur with respect to the Transferor, any Designated Seller or any Subsidiary of either the Transferor or any Designated Seller; or

               (f) the Agent, on behalf of the Company and/or the Bank Investors, shall, for any reason, fail or cease to have a valid and per-fected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or

               (g)  a Servicer Default shall have occurred; or

               (h) any of the Receivables Purchase Agreements shall have terminated; or

               (i) the Transferor, the Servicer or any Designated Seller shall enter into any transaction or merger whereby it is not the surviving entity; or

               (j) (i) the Buyers' Percentage Factor exceeds the Maximum Buyers' Percentage Factor, unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Buyers' Percentage Factor to less than or equal to the Maximum Buyers' Percentage Factor, (ii) the Buyers' Per-centage Factor equals or exceeds 100% at any time; or (iii) the Net Investment plus the aggregate Interest Component of all outstanding Related Commercial Paper shall exceed the Facility Limit at any time; or

               (k) the Payment Rate averaged for any three consecutive Collection Periods is less than 16.00%; or

               (l) the average Net Portfolio Yield for any three consecutive Collection Periods is less than 1.00%; or

               (m) the Delinquency Ratio averaged for any three consecutive Collection Periods is greater than 7.50%; or

               (n) the Default Ratio averaged for any three consecutive Collection periods is greater than 9.00%; or

               (o) the Dilution Ratio averaged over any three consecutive Collection Periods is greater than or equal to 5.00%; or

               (p)  the Liquidity Provider or the Credit Support
Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company; or

               (q) the Commercial Paper issued by the Company shall not be rated at least "A2" by Standard & Poor's and at least "P2" by Moody's; or

               (r) a Guarantor Default shall have occurred and be continuing.

          SECTION 7.2. Termination. (a) Upon the occurrence of any Termination Event, the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor and the Servicer declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(j)(ii) or 7.1(j)(iii) above, Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

               (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), the Carrying Costs shall thereafter be calculated on the basis of the Base Rate plus 2.00% for all existing and future funding periods.


                             ARTICLE VIII

              INDEMNIFICATION; EXPENSES; RELATED MATTERS

          SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Sup-port Provider and any successors and permitted assigns and their respec-tive officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabili-ties, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor, any Designated Seller or the Servicer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or mainte-nance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

               (i) any representation or warranty made by the Trans-feror or any Designated Seller or the Servicer or any officers of the Transferor or any Designated Seller or the Servicer under or in connection with this Agreement, the Receivables Purchase Agreement, any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Transferor or the Ser-vicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

               (ii) the failure by the Transferor or any Designated Seller or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;

               (iii) the failure to vest and maintain vested in the Company and/or the Bank Investors, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and/or the Bank Investors, in the Transferor's interest in the Affected Assets as contemplated pursuant to Section 11.11, free and clear of any Adverse Claim;

               (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar in-struments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected
     Assets;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accor-dance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the fur-nishing or failure to furnish such merchandise or services;

               (vi) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof; or

               (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

               (viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

               (ix) the failure by the Transferor or any Designated Seller or the Servicer to comply with any term, provision or covenant contained in this Agreement or any of the other Transac-tion Documents to which it is a party or to perform any of its respective duties under the Accounts;

               (x) the Buyers' Percentage Factor exceeds the Maximum Buyers' Percentage Factor at any time;

               (xi) the failure of any Designated Seller to pay when due any taxes, including without limitation, sales, excise or per-sonal property taxes payable in connection with any of the Receiv-ables;

               (xii) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

               (xiii) the commingling by the Transferor, any Designated Seller or the Servicer of Collections of Receivables at any time with other funds;

               (xiv) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any Designated Seller, the ownership of Transferred Interests, or any Receivable, Related Security or Account;

               (xv) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Boxes and/or the Lock-Box Accounts pur-suant to the instructions of the Servicer, the Transferor, any Designated Seller or the Agent (to the extent such Person is enti-tled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

               (xvi) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or any Designated Seller to qualify to do business or file any notice of business activity report or any similar report;

               (xvii) any failure of the Transferor to give reasonably equivalent value to a Designated Seller in consideration of the purchase by the Transferor from such Designated Seller of any Re-ceivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

               (xviii) any action taken by the Transferor, any Designated Seller or the Servicer in the enforcement or collection of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor, a Designated Seller or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, any Designated Seller or the Servicer, such Other Transferors shall be solely liable for such Indemnified Amounts.

          SECTION 8.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of
Law):

               (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receiv-ables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Docu-ments, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Pro-vider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the juris-diction in which such Indemnified Party's principal executive office is located);

               (ii) shall impose, modify or deem applicable any re-serve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Trans-ferred Interest, the Receivables or payments of amounts due hereun-der or its obligation to advance funds hereunder under the Liquid-ity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

               (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereun-der under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Re-ceivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

               (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital ade-quacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

               (c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Sec-tion 8.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the addition-al amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

               (d) Anything in this Section 8.2 to the contrary not-withstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section
8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Transferor, a Designated Seller or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are at-tributable to Other Transferors and not attributable to the Transferor, any Designated Seller or the Servicer, such Other Transferors shall be solely liable for such Section 8.2 Costs.

          SECTION 8.3. Taxes. All payments made hereunder by the Transferor or the Servicer (each, a "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

               (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

          If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

          SECTION 8.4. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limita-tion, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

               (b) The Transferor shall pay the Agent, for the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the receipt by the Company or any Bank Investor of any amounts applied in reduction of the Net Investment on any day other than a Remittance Date or the last day of any applicable funding period (in the case of any LIBOR-based funding).

          SECTION 8.5. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company and/or the Bank Investors, of the Transferred Interest if the Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the Company and the Bank Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.



                              ARTICLE IX

                          SERVICER GUARANTEE

          SECTION 9.1. Guaranty of Obligations. Proffitt's unconditionally guarantees the full and prompt payment when due of all of the payment obligations and timely performance of all of the perfor-mance obligations of McRae's as Servicer ("Obligations") of every kind and nature now or hereafter existing, or due or to become due, under this Agreement, to the Transferor, the Company, the Agent or any Bank Investor. Proffitt's shall pay all reasonable costs and expenses including, without limitation, all court costs and attorney's fees and expenses paid or incurred by the Transferor, the Company, the Agent or any Bank Investor in connection with (a) the collection of all or any part of the Obligations from Proffitt's and (b) the prosecution or defense of any action by or against the Transferor, the Company, the Agent or any Bank Investor in connection with the Obligations whether involving Proffitt's, McRae's or any other party including a trustee in bankruptcy.

          SECTION 9.2. Validity of Obligations. Irrevocability. Proffitt's agrees that its obligations under this guaranty shall be unconditional, irrespective of (i) the validity, enforceability, dis-charge, disaffirmance, settlement or compromise (by any Person, including a trustee in bankruptcy) of the Obligations or of this Agree-ment, (ii) the absence of any attempt to collect the Obligations from McRae's or any guarantor, (iii) the waiver or consent by the Transferor, Company, the Agent or any Bank Investor with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of the Transfer-or, the Company, the Agent or any Bank Investor with respect thereto,
(vi) the failure by the Transferor, the Company, the Agent or any Bank Investor to take any steps to perfect and maintain perfected its respective interest in the Receivables or other property acquired by the Transferor from McRae's or any security or collateral related to the Obligations or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Proffitt's agrees that none of the Transferor, the Company, the Agent or any Bank Investor shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Obligations. Proffitt's further agrees that, to the extent that McRae's makes a payment or payments to the Transferor, the Company, the Agent or any Bank Investor, which payment or payments or any part thereof are subse-quently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to McRae's, its estate, trustee, receiver or any other party, including without limitation, Proffitt's, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Proffitt's waives all set-offs and counterclaims and all presentments, demands for performance, notices of dishonor and notices of acceptance of this guaranty. Proffitt's agrees that its obligations under this guaranty shall be irrevocable.

          SECTION 9.3. Rights of Set-Off. Proffitt's hereby authorizes the Transferor, the Company, the Agent or any Bank Investor at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Transferor, the Company, the Agent or any Bank Investor to or for the credit or the account of Proffitt's against any and all of the obligations of Proffitt's now or hereafter existing under this Agreement to the Transferor or the Company. Proffitt's acknowledg-es that the Company's rights described in this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) the Transferor or the Company may have.

          SECTION 9.4. Representations and Warranties. Proffitt's hereby represents and warrants to the Transferor, the Company, the Agent and the Bank Investors as of the date hereof, as follows:

               (a) Organization, etc. Proffitt's is a corporation duly organized, validly existing and in good standing under the laws of Tennessee and has full corporate power, authority and legal right to own or lease all of its properties and assets, to carry on its business as it is now being conducted and to execute, deliver and perform this Agreement. Proffitt's is duly qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the nature of its business requires such qualification and in which failure to so qualify would render this guaranty unenforceable or would have a material adverse effect on Proffitt's ability to perform its obligations under this Agreement.

               (b) Authorization; Valid Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all required corporate or other action on the part of Proffitt's, and this Agreement constitutes the legal, valid and binding obligation of Proffitt's, enforceable in accordance with its terms, subject to appli-cable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally as such laws would apply in the event of the bankruptcy, insolvency, moratorium or other similar event with respect to Proffitt's and to general principles of equity.

               (c) No Conflicts. The execution, delivery and perfor-mance by Proffitt's of this Agreement does not and will not (a) contravene its charter or By-Laws, (b) in any material respect, violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Proffitt's, (c) result in a breach of or constitute a default or require any consent under any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which Proffitt's is a party or by which it or its properties may be bound or affected or (d) result in, or require, the creation or imposition of any material lien upon or with respect to any of the properties now owned or hereafter acquired by Proffitt's.

               (d) No Proceedings. There are no proceedings or inves-tigations pending, or to the best knowledge of Proffitt's, threatened against Proffitt's before any Governmental Authority (a) asserting the invalidity of this Agreement, (b) seeking to prevent the consummation of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that would materially adversely affect the performance by Proffitt's of its obligations under this Agreement or (d) seeking any determination or ruling that would materially adversely affect the validity or enforceability of this Agreement.

          SECTION 9.5. Guarantor Default. The occurrence of any one or more of the following events shall constitute a Guarantor Default:

               (a) any representation, warranty, certification or statement made by Proffitt's in this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

               (b) Proffitt's shall (i) fail to pay when due any amount to be paid by it hereunder, (ii) fail to observe or perform any other term, covenant, condition or agreement provided for herein, which failure, in the case of clause (ii) above, continues for a period of thirty (30) days after the earlier of (A) the date on which written notice of such failure shall have been given to Proffitt's by the Compa-ny or the Administrative Agent or (B) the date on which the Transferor, Proffitt's or McRae's, as applicable, became aware or, in the exercise of reasonable care, should have become aware of such failure; or

               (c) the failure by Proffitt's to satisfy the financial covenants set forth in Exhibit O hereto; or

               (d) Proffitt's or any Subsidiary shall fail to perform any material term, provision or condition contained in any agreement under which any Indebtedness greater than $5,000,000 was created or is governed, if such event is an "event of default" or "default" under such agreement; or any Indebtedness of Proffitt's or any Subsidiary greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

               (e) any Event of Bankruptcy shall occur with respect to Proffitt's or an Event of Bankruptcy shall occur with respect to any Subsidiary of Proffitt's which would have a Material Adverse Effect.



                               ARTICLE X

                      THE AGENT; BANK COMMITMENT

          SECTION 10.1. Authorization and Action.The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evi-dence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or en-force any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assign-ments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action here-under, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that Agent shall not be required to take any action hereunder if the taking of such ac-tion, in the reasonable determination of the Agent, shall be in viola-tion of any applicable law, rule or regulation or contrary to any provi-sion of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors. The Agent shall not, without the prior written consent of all Bank Investors, which consent shall not be unreasonably withheld or delayed, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Col-lections or the payment of Carrying Costs or fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or a Receivables Purchase Agreement relating to the timing of payments required to be made by the Transferor or the Designated Seller or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Servicer, or (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein). The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Inves-tor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Majority Investors. "Majority Inves-tors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit as of such date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disre-garded in determining whether the Agent shall have obtained sufficient consent hereunder.

               (a) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          SECTION 10.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Transferor or a Designated Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accoun-tants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the Ser-vicer or any Designated Seller or to inspect the property (including the books and records) of the Transferor, the Servicer or any Designated Seller; (iv) shall not be responsible to the Company or any Bank Inves-tor for the due execution, legality, validity, enforceability, genuine-ness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 10.3. Credit Decision. The Company and each Bank Investor acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer of any undivided ownership interest in the Affected Assets hereunder. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agree-ment and the other Transaction Documents to which it is a party.

          SECTION 10.4. Indemnification of the Agent. The Bank Inves-tors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penal-ties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any of the other Transaction Documents hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obli-gations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are in-curred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

          SECTION 10.5. Successor Agent. The Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Company and the Majority Investors shall appoint a successor Agent. The Company and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 10.6. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the fol-lowing Business Day.

          SECTION 10.7.  Bank Commitment; Assignment to Bank Investors.


               (a) Bank Commitment. At any time on or prior to the Commitment Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 10.7. In addition, at any time on or prior to the Commitment Termination Date (i) upon the declaration of the Termination Date because of the occurrence of a Termination Event or
(ii) the Company elects to give notice to the Transferor of a Reinvest-ment Termination Date, the Transferor hereby requests and directs that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 10.7 and the Transferor hereby agrees to pay the amounts described in Section 10.7(d) below. Provided that the Net Asset Test is satisfied, upon any such election by the Company or any such request by the Transferor, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 10.7, each Bank Investor shall, on the date of such as-signment, pay to the Company an amount equal to its Assignment Amount. In addition, at any time on or prior to the Commitment Termination Date the Transferor shall have the right to request funding under this Agree-ment directly from the Bank Investors provided that at such time all conditions precedent set forth herein for an Incremental Transfer shall be satisfied and provided further that in connection with such funding by the Bank Investors, the Bank Investors accept the assignment of all of the Company's interest in the Net Investment and assume all of the Company's obligations hereunder concurrently with or prior to any such Incremental Transfer. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

               (b) Assignment. No Bank Investor may assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Agent. In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to effect Incremental Transfers under Section 2.2(a) in accor-dance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the liquidation of the Net Investment pursuant to the definition of "Rein-vestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All costs and expenses of the Agent and the assignor incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assign-ing an equal portion of its interest in the Liquidity Provider Agree-ment.

               (c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document fur-nished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document;
(ii) the assignor makes no representation or warranty and assumes no re-sponsibility with respect to the financial condition of the Transferor, any Designated Seller or the Servicer or the performance or observance by the Transferor, any Designated Seller or the Servicer of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agree-ment and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents;
(v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receiv-ables, the Collections and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Trans-action Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section
11.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

               (d) Transferor's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Transferor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 10.7, an aggregate amount equal to all Carrying Costs to accrue through the end of each outstanding funding period plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Carrying Costs relate to interest or discount on Commercial Paper issued to fund the Net Investment, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Inves-tors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata shares) to the Company as additional con-sideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

               (e) Administration of Agreement After Assignment. After any assignment by the Company to the Bank Investors pursuant to this
Section 10.7 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

               (f) Payments. After any assignment by the Company to the Bank Investors pursuant to this Section 10.7, all payments to be made hereunder by the Transferor or the Servicer to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Transferor and the Servicer.

               (g) Downgrade of Bank Investor. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 10.7, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 10.7. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably deter-mined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Incremental Transfers by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

                              ARTICLE XI

                             MISCELLANEOUS

          SECTION 11.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemni-fication and payment provisions of Article VIII, and (iii) the agreement set forth in Section 11.9 hereof, shall be continuing and shall survive any termination of this Agreement.

          SECTION 11.2. Waivers; Amendments. No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonex-clusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor, the Company, the Agent and the Majority Investors.

          SECTION 11.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective
(i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 11.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers and funding period selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

          If to the Company:

               Enterprise Funding Corporation
               c/o Merrill Lynch Money Market, Inc.
               World Financial Center
               South Tower, 8th Floor
               225 Liberty Street
               New York, New York  10080
               Telephone:  (212) 236-7200
               Telecopy:   (212) 236-7584

               (with a copy to the Administrative Agent)

          If to the Transferor:

               Proffitt's Credit Corporation
               300 South Fourth Street, Suite 1100
               Las Vegas, Nevada  89101
               Telephone:  (702) 598-3738
               Telecopy:   (702) 598-3651
               Attn: Douglas E. Coltharp, President

               (with a copy to Proffitt's, Inc.)

               Payment Information:
               NATIONSBANK OF TEXAS, N.A.
               Dallas, Texas  75283-2406
               Account Number: 3750796988

          If to Proffitt's, Inc.

               Proffitt's Inc.
               3455 Highway 80 West
               Jackson, Mississippi  39209
               Telephone: (601) 968-4394
               Telecopy: (601) 968-4354
               Attn: Douglas E. Coltharp
                         Executive Vice President and
                         Chief Financial Officer


          If to the Servicer:

               MCRAE'S, INC.
               3455 Highway 80 West
               Jackson, Mississippi  39209
               Telephone: (601) 968-4394
               Telecopy: (601) 968-4354
               Attn: Douglas E. Coltharp
                         Executive Vice President and
                         Chief Financial Officer


          If to the Collateral Agent:

               NationsBank, N.A.
               NationsBank Corporate Center
               100 North Tryon Street
               Charlotte, North Carolina  28255
               Attn:  Michelle M. Heath-- NC1-007-10-07
                              Structured Finance
               Telephone:  (704) 386-7922
               Telecopy:   (704) 388-9169

          If to the Agent:

               NationsBank, N.A.
               NationsBank Corporate Center
               100 North Tryon Street
               Charlotte, North Carolina  28255
               Attn:  Michelle M. Heath-- NC1-007-10-07
                              Structured Finance
               Telephone:  (704) 386-7922
               Telecopy:   (704) 388-9169

               Payment Information:
               NationsBank, N.A.
               ABA 053-000-196
               for the account of NationsBank Charlotte
               Account No. 10822016511
               Attn.: Camille Zerbinos

          If to the Administrative Agent:

               NationsBank, N.A.
               NationsBank Corporate Center
               100 North Tryon Street
               Charlotte, North Carolina  28255
               Attn:  Michelle M. Heath-- NC1-007-10-07
                              Structured Finance
               Telephone:  (704) 386-7922
               Telecopy:   (704) 388-9169

          If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

          SECTION 11.4.  Governing Law; Submission to Jurisdiction;
Integration.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 11.4 shall affect the right of the Company to bring any action or proceeding against the Transferor or its property in the courts of other jurisdictions.

               (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

               (c) This Agreement contains the final and complete inte-gration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

               (d) The Transferor and each Designated Seller hereby appoint CT Corporation, located at 1633 Broadway, New York, New York 10019, as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transac-tions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Company, the Agent, any Bank Investor, the Collateral Agent or any assignee of any of them.

          SECTION 11.5. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.6. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor any Designated Seller may assign any of its rights or delegate any of its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company or any Bank Investor to assign, participate, grant security interests in, or other-wise transfer any portion of the Transferred Interest.

                    (a) Each of the Transferor and each Designated Seller hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, each of the Transferor and each Designated Seller hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

          SECTION 11.7. Waiver of Confidentiality. Each of the Transferor and each Designated Seller hereby consents to the disclosure of any non-public information with respect to it received by the Company, the Agent, any Bank Investor or the Administrative Agent to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, the Li-quidity Provider or the Credit Support Provider in relation to this Agreement.

          SECTION 11.8. Confidentiality Agreement. Each of the Transferor and each Designated Seller hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as may be required to comply with any rules or reporting obligations described in the Securi-ties Exchange Act of 1934, as amended or (iii) as otherwise required by applicable law, order of a court of competent jurisdiction or as required by an applicable state or federal regulatory authority in the exercise of its duly authorized governmental powers.

          SECTION 11.9. No Bankruptcy Petition Against the Company. Each of the Transferor and each Designated Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebt-edness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganiza-tion, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION 11.10. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockhold-ers, officers or directors of the buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consid-eration for the execution of this Agreement.

          SECTION 11.11. Characterization of the Transactions Con-templated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company and the Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreements with respect to the Re-ceivables and with respect to any obligations thereunder of any Designated Seller with respect to the Receivables, and that this Agree-ment shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Company and the Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Designated Sellers with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under a Receivables Purchase Agreement without the prior consent of the Agent.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.

                              ENTERPRISE FUNDING CORPORATION,
                                   as Company


                              By: ___________________________
                              Name: _________________________
                              Title: ________________________


                              PROFFITT'S CREDIT CORPORATION,
                                   as Transferor

                              By: ____________________________
                              Name:  Douglas E. Coltharp
                              Title: President


                              McRAE'S, INC.,
                                   as Servicer

                              By: _____________________________
                              Name:  Douglas E. Coltharp
                              Title: Chief Financial Officer


                              PROFFITT'S, INC.
                                   as Servicer Guarantor


                              By: _______________________________
                              Name:  Douglas E. Coltharp
                              Title: Chief Financial Officer


Commitment                    NATIONSBANK, N.A., as Agent
$175,000,000                    and a Bank Investor

                              By: ________________________________
                              Name: ______________________________
                              Title: _____________________________


                                                          Schedule A
                                                          ----------

                         [Account Schedule]


                                                           Exhibit A
                                                           ---------


                         [Form of Account]


                                                           Exhibit B
                                                           ---------


                        [Credit Guidelines]



                                                           Exhibit C
                                                           ---------


List of Lock-Box Banks and Accounts

1.   For Proffitt's, Inc.:

     First Tennessee Bank National Association
     Post Office Box 84
     Memphis, Tennessee  38101-0084

     Account Number: 9763317



2.   For McRae's, Inc.:

     AmSouth Bank of Alabama
     Main office, Birmingham
     Post Office Box 11007
     Birmingham, Alabama  35288

     Account Number: 00-300-276



                                                           Exhibit D
                                                           ---------



                   FORM OF LOCK-BOX AGREEMENT


                                                 January __, 1997


[Name and Address
  of Lock-Box Bank]


     Re:  [Name of Designated Seller]
          Lock-Box Account
          No[s]. ___________

Ladies and Gentlemen:

          [______________] (the "Seller") hereby notifies you that in connection with certain transactions involving its accounts receivable, it has transferred exclusive ownership and dominion of its lock-box account no[s]. __________ maintained with you (collec-tively the "Accounts") to NationsBank, N.A., as agent (the "Agent"), and that the Seller will transfer exclusive control of the Accounts to the Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined).

          In furtherance of the foregoing, the Seller and the Agent hereby instruct you, beginning on the date of your receipt of the Notice of Effectiveness: (i) to collect the monies, checks, in-struments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Agent); and (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Agent from time to time.

          You are hereby further instructed: (i) unless and until the Agent notifies you to the contrary at any time after your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as the Seller or the Servicer, in its capacity as servicer for the Agent, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit the Seller, the Servicer (in its capacity as servicer for the Agent) and the Agent to obtain upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

          The Seller also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, the Agent, and neither the Seller nor Proffitt's Credit Corporation, shall be irrevocably entitled to exercise any and all rights in re-spect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts. The Agent has a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of pay-ment mailed to, and funds deposited to, the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

          This Agreement may not be terminated at any time by the Seller or you without the prior written consent of the Agent. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Agent and the Seller.

          You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Seller. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and as-signs.

          You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

          You agree to give the Agent and the Seller prompt notice if the Accounts become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

          Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three
(3) Business Days after deposit in the United States mail (regis-tered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be NationsBank, N.A., NationsBank Corporate Center, 10th Floor, Charlotte, North Carolina 28255,
Attention: Michelle M. Heath, Structured Finance, or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

          Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

          The transfer of control of the Accounts, referred to in the first paragraph of this letter, shall become effective upon delivery to you of a notice (the "Notice of Effectiveness") in substantially the form attached hereto as Annex "1".


                         Very truly yours,

                         [Name of Designated Seller]


                         By: __________________________________
                         Title: _______________________________



                         Attention: ___________________________
                         Facsimile No.:

ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By:________________________
Title:_____________________
Date:______________________

[Address]
Attention:_________________
Facsimile No.:_____________



                             ANNEX 1

                      TO LOCK-BOX AGREEMENT

                [FORM OF NOTICE OF EFFECTIVENESS]

                              DATED: ________, 199_

TO:   [Name of Lock-Box Bank]
      [Address]
ATTN: ______________________

  Re:  Lock-Box Account No[s]._______

Ladies and Gentlemen:

          We hereby give you notice that the transfer of control of the above-referenced Lock-Box Account[s], as described in our letter agreement with you dated _______, 199_ is effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.


                         Very truly yours,


                         [Name of Designated Seller]


                         By:_____________________________
                         Title:__________________________


ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By:________________________
Title:_____________________
Date:______________________

[Address]
Attention:_________________
Facsimile No.:_____________


                                                        Exhibit E
                                                       ----------


                     Form of Investor Report



                                                        Exhibit F
                                                        ---------

                     [Transfer Certificate]


                      TRANSFER CERTIFICATE

          Reference is made to the Transfer and Administration Agreement dated as of January 15, 1997 (the "Agreement") among Proffitt's Credit Corporation, as transferor (in such capacity, the "Transferor"), McRae's, Inc., as servicer (in such capacity, the "Servicer"), Proffitt's, Inc., Enterprise Funding Corporation (the "Company"), NationsBank, N.A., as Agent, and certain financial institutions from time to time a party thereto as Bank Investors. Terms defined in the Agreement are used herein as therein defined.

          The Transferor hereby conveys, transfers and assigns to the Agent, on behalf of the Company and/or the Bank Investors, as applicable, an undivided ownership interest in the Affected Assets (each, an "Incremental Transfer"). Each Incremental Transfer by the Transferor to the Agent and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby shall be indicated by the Agent on the grid attached hereto which is part of this Transfer Certificate.

          If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreements with respect to the Re-ceivables and with respect to any obligations thereunder of any Designated Seller with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law.

          This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

          This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

                         Proffitt's Credit Corporation



                         By
                           Name:
                           Title:


                              GRID

                                                Net Investment
               Date of          Amount of        (Giving Effect
             Incremental       Incremental      to Incremental
              Transfer          Transfer           Transfer
             -----------       -----------       ------------


                                                        Exhibit G
                                                        ---------


           Form of Assignment and Assumption Agreement



          Reference is made to the Transfer and Administration Agreement dated as of January 15, 1997, as it may be amended or modified from time to time (as so modified and amended, the "Agree-ment") among Proffitt's Credit Corporation, as transferor (in such capacity, the "Transferor"), McRae's, Inc., as servicer (in such capacity, the "Servicer"), Proffitt's, Inc., Enterprise Funding Corporation (the "Company"), NationsBank, N.A., as agent, and certain financial institutions from time to time a party thereto as Bank Investors. Terms defined in the Agreement are used herein with the same meaning.

          ___________________ (the "Assignor") and
_____________________ (the "Assignee") agree as follows:

                         (a)       The Assignor hereby sells and
assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a percentage interest in and to all rights and obligations of the Bank Investors (including, without limitation, such percentage interest in the Commitment) as of the Effective Date (as such term is hereinafter defined) under the Agreement equal to the percentage equivalent of a fraction the numerator of which is $________ and the denominator of which is the Facility Limit.

                         (b)       In consideration of the payment
of $___________, being ___% of the existing Net Investment, and of $___________, being ___% of the aggregate unpaid accrued Carrying Costs payable to the Assignor, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a ___% interest in and to all of the Assignor's right, title and interest in and to the Net Investment purchased by the undersigned on _______________, 19__ under the Agreement.

                         (c)       The Assignor (i) represents and
warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any state-ments, warranties or representations made in or in connection with the Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforce-ability, genuineness, sufficiency or value of the Agreement or the Certificates, or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of either the Transferor or the Designated Seller or the performance or observance by either the Transferor or the Designated Seller of any of its obligations under the Agreement, the Certificate, or any instrument or document furnished pursuant thereto.

                         (d)       The Assignee (i) confirms that
it has received a copy of the Agreement, each Receivables Purchase Agreement, the Certificate and the Fee Letter, together with copies of the financial statements referred to in Section 5.1 of the Agreement, to the extent delivered through the date of this Agree-ment, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and purchase such interest in the Assignor's rights and obligations under the Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, the Receivables Purchase Agreements, the Certificate and the Fee Letter; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exer-cise such power under the Agreement, the Receivables Purchase Agreements, the Certificate and the Fee Letter as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints the Agent to enforce its respective rights and interests in and under the Affected Assets in accordance with Section 10.7 of the Agreement; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank Investor; and (vi) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof[; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].1

                         (e)       The effective date for this
Assignment shall be the later of (i) the date on which the Agent receives this Assignment executed by the parties hereto, and re-ceives and agrees to the consent of the Transferor executed in substantially the form of Annex 1 hereto (the "Consent"), and (ii) the date of this Assignment (the "Effective Date"). Following the execution of this Assignment, this Assignment and such Consent will be delivered to the Agent for acceptance and, with respect to the Assignment, recording by the Agent.

                         (f)       Upon such acceptance and
recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assign-ment, have the rights and obligations of a Bank Investor thereunder and (ii) the Assignor shall, to the extent provided in this Assign-ment, relinquish its rights and be released from its obligations under the Agreement.

                         (g)       Upon such acceptance and
recording, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in Net Investment, Carrying Costs and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

                         (h)       This Assignment shall be
governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized as of the ____ day of _________, ___.

     [NAME OF ASSIGNOR]


     By:
          Name:
          Title:

     [NAME OF ASSIGNEE]


     By:
          Name:
          Title:

     Address for notices and Account for payments:
          [Address]
          [Account]



Accepted this _____ day
of _______, ____

NATIONSBANK, N.A.,
  as Agent


By: ________________________
    Name:
    Title:

_______________________________
1If the Assignee is organized under the laws of a jursidication outside the United States.


                                                        Exhibit H
                                                        ---------


                    List of Actions and Suits

                              None


                                                        Exhibit I
                                                        ---------


                       Location of Records

1.   300 South Fourth Street
     Suite 1100
     Las Vegas, Nevada  89101

2.   3455 Highway 80 West
     Jackson, Mississippi  39209


                                                        Exhibit J
                                                        ---------


         List of Subsidiaries, Divisions and Tradenames

                              None


                                                        Exhibit K
                                                        ---------


             [Form of Transferor's Counsel Opinion]

           [Letterhead of Counsel for the Transferor]
                                                 January __, 1997

Enterprise Funding Corporation
c/o Merrill Lynch Money Markets Inc.
Merrill Lynch World Headquarters
World Financial Center--South Tower
225 Liberty Street--8th Floor
New York, New York  10080

NationsBank, N.A.
  as Agent
100 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 4.1(o) of the Transfer and Administration Agreement dated as of January 15, 1997 (the "Agreement") among Proffitt's Credit Corporation, a Nevada corporation (the "Transferor"), McRae's, Inc., a Mississippi corporation, as a designated seller and as ser-vicer (the "Servicer"), Proffitt's, Inc., a Tennessee corporation, individually, as servicer guarantor and as a designated seller (in such capacity, a "Designated Seller", and together with McRae's, Inc., the "Designated Sellers"), Enterprise Funding Corporation, a Delaware corporation (the "Company"), NationsBank, N.A., a national banking association ("NationsBank") as Agent and as a Bank Investor, and certain financial institutions from time to time a party thereto as Bank Investors. Terms defined in the Agreement and not otherwise defined herein are used in this opinion with the meanings so defined.

          We have acted as counsel to the Designated Sellers, the Servicer, the Servicer Guarantor and the Transferor in connection with the preparation of the Agreement, the Receivables Purchase Agreements, the other Transaction Documents and the transactions contemplated thereby.

          We have examined, on the date hereof, the Agreement and all Exhibits thereto, each of the Receivables Purchase Agreements and all Exhibits thereto, the Certificate and the Transfer Certifi-cate delivered under the Agreement, certificates of public offi-cials and of officers of the Transferor and the Designated Sellers and certified copies of the Designated Sellers' and the Transferor's certificates of incorporation, by-laws, resolutions of the respective Boards of Directors authorizing the Designated Sellers' and the Transferor's participation in the transactions contemplated by the Agreement and the Receivables Purchase Agreements (copies of each of the above having been delivered to you), copies of the financing statements on Form UCC-1 filed in the filing offices listed on Schedule I hereto executed by each Designated Seller, as debtor, in favor of the Transferor, as secured party, and showing thereon the Agent, on behalf of the Bank Investors and the Company, as the assignee of the secured party, substantially in the form attached hereto as Exhibit A (the "Designated Sellers' Financing Statements") and copies of the fi-nancing statements on Form UCC-1 filed in the filing offices listed on Schedule II hereto executed by Transferor, as debtor, in favor of the Agent, on behalf of the Bank Investors and the Company, as secured party, substantially in the form attached hereto as Exhibit B (the "Transferor Financing Statements"). We have also examined the closing documents delivered pursuant to the Agreement and the Receivables Purchase Agreements and copies of all such documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion. With respect to the accuracy of material factual matters which were not independently established, we have relied on certificates and statements of officers of the Designated Sellers and the Trans-feror.

          On the basis of the foregoing, we are of the opinion that:

          1. The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada, has the corporate power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables, and is duly qualified and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse affect upon the business properties of the Transferor or its ability to perform its obligations under the Transaction Documents.

          2. Each of the Designated Sellers is a corporation duly incorporated, validly existing and in good standing under the laws of its governing jurisdiction, has the corporate power and authori-ty to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables, and is duly qualified and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse affect upon the business properties of the Transferor or its ability to perform its obligations under the Transaction Documents.

          3. The Transferor has the power, corporate and other, and has taken all necessary corporate action to execute, deliver and perform the Agreement and the other Transaction Documents, each in accordance with its respective terms, and to consummate the transactions contemplated thereby. The Transaction Documents to which the Transferor is a party have been duly executed and deliv-ered by the Transferor and when duly executed and delivered will constitute the legal, valid and binding obligations of the Transferor enforceable against the Transferor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          4. Each of the Designated Sellers has the power, corpo-rate and other, and has taken all necessary corporate action to execute, deliver and perform the Receivables Purchase Agreement to which it is a party and each other Transaction Document to which it is a party, each in accordance with its respective terms, and to consummate the transactions contemplated thereby. Each Transac-tion Document to which a Designated Seller is a party has been duly executed and delivered by such Designated Seller and when duly exe-cuted and delivered will constitute the legal, valid and binding obligation of such Designated Seller enforceable against such Designated Seller in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          5. The execution, delivery and performance in accordance with their terms by the Transferor of the Agreement and the other Transaction Documents and the consummation of the transactions con-templated thereby, do not and will not (i) require (a) any govern-mental approval or (b) any consent or approval of any stockholder of the Transferor that has not been obtained, (ii) violate or con-flict with, result in a breach of, or constitute a default under
(a) the certificate of incorporation or the by-laws of the Trans-feror, (b) any other agreement to which the Transferor is a party or by which the Transferor or any of its properties may be bound, or (c) any applicable law, or any order, rule, or regulation appli-cable to the Transferor of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Transferor or any of its properties, or (iii) result in or require the creation or imposition of any Lien upon any of the assets, property or revenue of the Transferor other than as contemplated by the Agreement.

          6. The execution, delivery and performance in accordance with their terms by each Designated Seller of the Receivables Purchase Agreements and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of such Designated Seller that has not been obtained, (ii) violate or con-flict with, result in a breach of, or constitute a default under
(a) the certificate of incorporation or the by-laws of such Designated Seller, (b) any other agreement to which such Designated Seller is a party or by which such Designated Seller or any of its properties may be bound, or (c) any applicable law, or any order, rule, or regulation applicable to such Designated Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Designated Seller or any of its properties, or (iii) result in or require the creation or imposition of any Lien upon any of the assets, property or revenue of such Designated Seller other than as contemplated by the Receivables Purchase Agreement.

          7. Except as set forth in the schedule attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any ac-tions, suits, proceedings or investigations, pending or to the best of our knowledge after due inquiry, threatened (i) against the Transferor or the business or any property of the Transferor except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or
(ii) relating to the Agreement or any other Transaction Document.

          8. Except as set forth in the schedule attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any ac-tions, suits, proceedings or investigations, pending, or to the best of our knowledge after due inquiry, threatened (i) against the Designated Sellers or the business or any property of the Designated Sellers except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the Receivables Purchase Agreement, or any other Transaction Document.

          9. The Receivables constitute ["accounts"] ["general intangibles"]["chattel paper"] as [that][such] term[s] [is][are] defined in the Uniform Commercial Code as in effect in [XYZ].

          10. Each Receivables Purchase Agreement creates a valid "security interest" (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) as in effect in each applicable jurisdiction (the "UCC"), including New York (the "New York UCC") and _______ (the "XYZ UCC"), under Article 9 of the New York UCC ("Security Inter-est") in favor of the Transferor in the Receivables conveyed thereby and in the proceeds thereof (except that the Security Interest will attach to any Receivable created after the date hereof only when the applicable Designated Seller possesses rights in such Receivable). The internal laws of XYZ govern the per-fection by the filing of financing statements of the Transferor's Security Interest in the Receivables and the proceeds thereof. The Designated Sellers' Financing Statements have been filed in the filing office(s) located in XYZ listed on Schedule I hereto, which [is] [are] the only office(s) in which filings are required under the XYZ UCC to perfect the Transferor's Security Interest in the Receivables and the proceeds thereof, and accordingly the Transferor's Security Interest will, on the date of the initial transfer under each of the Receivables Purchase Agreements, be perfected under Article 9 of the XYZ UCC in each Receivable conveyed thereby and in the proceeds thereof. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Designated Sellers' Financing Statements in XYZ have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming a Designated Seller as debtor, seller or assignor and covering any Receivables or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursu-ant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Insurance Act) covering any Receivable or any interest therein. The filing of the Designated Sellers' Financing Statements in the filing offices listed on
Schedule I will create a first priority Security Interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

          11. The Agreement and the Transfer Certificate creates a valid "security interest" (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) as in effect in each applicable jurisdiction
(the "UCC"), including New York (the "New York UCC") and _______
(the "XYZ UCC"), under Article 9 of the New York UCC ("Security Interest") in favor of the Company in each Receivable (except that the Security Interest will attach only when the Transferor possesses rights in such Receivable). The internal laws of XYZ govern the perfection by the filing of financing statements of the Company's Security Interest in the Receivables and the proceeds thereof. The Transferor Financing Statement(s) have been filed in the filing office(s) located in XYZ listed on Schedule II hereto, which [is] [are] the only office(s) in which filings are required under the XYZ UCC to perfect the Company's Security Interest in the Receivables and the proceeds thereof, and accordingly the Company's Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the Agreement, be perfected under Article 9 of the XYZ UCC. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Transferor Financing Statement(s) in XYZ have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming the Transferor as debtor, seller or assignor and covering any Receivables or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section
6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Em-ployment Retirement Insurance Act) covering any Receivable or any interest therein. The filing of the Transferor Financing State-ment(s) in the filing offices listed on Schedule II will create a first priority Security Interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

          In giving the opinions in paragraphs 10 and 11, we have assumed that (1) the Designated Sellers' and the Transferor's chief executive offices will continue to be located in XYZ, and (2) the Designated Sellers and the Transferor have kept and will continue to keep all of their respective records concerning Receivables located only in XYZ. The conclusions expressed in paragraphs 10 and 11 are subject to the accuracy of the personnel in the filing offices referred to above with regard to the filing, indexing and recording of financing statements and notices of Liens, and to the correctness of reports to us by ____________, who performed the searches of such records and who made the filings on behalf of the Designated Sellers and the Transferor in XYZ.

          In giving the opinions set forth in paragraphs 10 and 11, we have assumed that all filings as appropriate in the event of a change in the name, identity or corporate structure of the debtor (or seller or assignor) named in any financing statements and all continuation statements necessary under the UCC to maintain the perfection of the Transferor's Security Interest and the Company's Security Interest in the Receivables and the proceeds thereof will be duly and timely filed. In giving such opinions, we also do not express any opinion as to (a) transactions excluded from Article
9 of the UCC by virtue of Section 9-104 of the UCC, (b) any security interest in proceeds except to the extent that the valid-ity and perfection of any interest in proceeds (as such term is defined under the UCC) thereof that is covered by the Designated Sellers' Financing Statements or the Transferor Financing Statements or any duly filed financing statement referred to above may be permitted by Section 9-306 of the UCC, and (c) any security interest that is terminated or released.

          The foregoing opinions and conclusions were given only in respect of the laws of XYZ, the Uniform Commercial Code as in effect on the date hereof in the State of New York and, to the extent specifically referred to herein, the Federal laws of the United States of America.

          This opinion has been delivered at your request for the purposes contemplated by the Agreement. Without our prior written consent, this opinion is not to be utilized or quoted for any other purpose and no one other than you is entitled to rely thereon; provided, that any Bank Investor, Liquidity Provider, any Credit Support Provider and any placement agent or dealer of the Company's commercial paper may rely on this opinion as of it were addressed to them.

                              Very truly yours,



                                                      Exhibit L-1
                                                      -----------

                [FORM OF SECRETARY'S CERTIFICATE]

          I, __________________, the undersigned Proffitt's Credit Corporation of (the "Company"), a ________ corporation, DO HEREBY
CERTIFY that:

          1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

          2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

          3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company [adopted by consent] as of _________________, 199_, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

          4. The below-named persons have been duly qualified as and at all times since ________________, 199_, to and including the date hereof have been officers or representatives of the Company holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the Company the below-mentioned Transfer and Administration Agreement and all other Transaction Documents (as defined in such Transfer and Administration Agreement) to which the Company is a party and the signatures below set opposite their names are their genuine signa-tures:

     Name           Office                 Signatures

               [OFFICE]

               [OFFICE]

          5. The representations and warranties of the Company contained in Section 3.1 of the Transfer and Administration
Agreement dated as of January 15, 1997 among the Company, McRae's, Inc., Proffitt's, Inc., Enterprise Funding Corporation,
NationsBank, N.A. and certain financial institutions named therein are true and correct as if made on the date hereof.

          WITNESS my hand and seal of the Company as of this ____ day of January, 1997.





                                     Secretary


          I, the undersigned, Vice President of the Company, DO
HEREBY CERTIFY that _____________________ is the duly elected and qualified Secretary of the Company and the signature above is - his/her genuine signature.

          WITNESS my hand as of this ____ day of January, 1997.




                                   Vice President



                                                      Exhibit L-2
                                                      -----------

                [FORM OF SECRETARY'S CERTIFICATE]

          I, __________________, the undersigned ________________
of [Proffitt's, Inc.] [McRae's, Inc.] (the "Company"), a ________ corporation, DO HEREBY CERTIFY that:

          1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

          2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

          3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company [adopted by consent] as of _________________, 199_, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

          4. The below-named persons have been duly qualified as and at all times since ________________, 199_, to and including the date hereof have been officers or representatives of the Company holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the Company the below-mentioned Transfer and Administration Agreement and all other Transaction Documents (as defined in such Transfer and Administration Agreement) to which the Company is a party and the signatures below set opposite their names are their genuine signa-tures:

     Name           Office                 Signatures

               [OFFICE]

               [OFFICE]

          5. The representations and warranties of the Company contained in Section 3.1 of the Transfer and Administration Agreement dated as of January 15, 1997 among the Company, [Proffitt's, Inc.] [McRae's, Inc.], Proffitt's Credit Corporation, Enterprise Funding Corporation, NationsBank, N.A. and certain financial institutions named therein are true and correct as if made on the date hereof.

          WITNESS my hand and seal of the Company as of this ____ day of January __, 1997.





                                     Secretary


          I, the undersigned, Vice President of the Company, DO
HEREBY CERTIFY that _____________________ is the duly elected and qualified Secretary of the Company and the signature above is - his/her genuine signature.

          WITNESS my hand as of this ____ day of January, 1997.




                                   Vice President


                                                        Exhibit M
                                                       ----------


                      [Form of Certificate]


THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR CONVEYED EXCEPT IN ACCORDANCE WITH THE TRANSFER AND ADMINISTRATION AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND NO TRANSFER HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED AND ANY OTHER APPLICABLE LAWS.

No. 1                                                    One Unit
[Date]

Evidencing an undivided interest in a pool of accounts receivables acquired from time to time in the ordinary course of business by Proffitt's Credit Corporation (the "Transferor").

This Certificate does not evidence an interest in or obligation of Proffitt's Credit Corporation.

          This certifies that NATIONSBANK, N.A., on behalf of and as agent for Enterprise Funding Corporation and the Bank Investors (as defined in the Agreement), as their respective interests may appear from time to time, is the registered owner of a fractional undivided interest in a pool of accounts receivables pursuant to a Transfer and Administration Agreement among the Transferor, Proffitt's, Inc., McRae's, Inc., Enterprise Funding Corporation, NationsBank, N.A. and certain financial institutions named therein, dated as of January 15, 1997 (the "Agreement"). The Receivables consist of all accounts receivables generated under the Accounts from time to time hereafter, all monies due or to become due in payment of the Receivables and the other assets and interests as provided in the Agreement.

          To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the holder hereof by virtue of the acceptance hereof assents and by which the holder hereof is bound. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control.

          This Certificate represents a fractional undivided inter-est in the Receivables, including the right to receive Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest in the Receivables represented by this Certificate at any time shall equal the Buyers' Percentage Factor as determined in accordance with the Agreement.

          IN WITNESS WHEREOF, the Transferor has caused this Cer-tificate to be duly executed.


                         Proffitt's Credit Corporation



                         By:
                             Name:
                             Title:



                                                        Exhibit N
                                                       ----------


                 Financial Covenant Definitions

          "Acquisition" shall mean, the acquisition of (i) a con-trolling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or all or substantially all of a line or line of business conducted by or a division of such Person.

          "Agent" shall mean, for the purpose of these financial covenant definitions, NationsBank of Texas, National Association, a national banking association, in its capacity as agent for the Lenders.

          "Applicable Commitment Percentage" shall mean at any time for each Lender with respect to the Revolving Credit Facility (including its Participations and its obligations under the Credit Facilities Agreement to NationsBank of Texas, National Association to acquire Participations), a fraction (expressed as a percentage),
(A) the numerator of which shall be the amount of such Lender's Revolving Credit Commitment at such date of determination (which Revolving Credit Commitment for each Lender as of the Closing Date is set forth in Exhibit A attached hereto and incorporated herein by reference), and (B) the denominator of which shall be the Total Revolving Credit Commitment at such date of determination provided that each Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.01 of the Credit Facilities Agreement.

          "Borrower" shall mean, for the purpose of these financial covenant definitions, Proffitt's, Inc., having a principal place of business in Jackson, Mississippi.

          "Borrowing Base" means, at any time of determination, an amount determined pursuant to the following formula:

     Borrowing
        Base   = Borrowing Base Factor multiplied by
             (Eligible Inventory - Commercial L/Cs)

          "Borrowing Base Factor" means 60% through the end of the Borrower's fiscal year 1996 and 55% thereafter.

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

          "Closing Date" means the date as of which the Credit
Facilities Agreement was executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 5.01 thereof were satisfied.

          "Commercial L/Cs" means, at any date of determination, the aggregated stated amount of outstanding commercial or documentary letters of credit issued for the benefit of any Person and for the account of the Borrower or any Subsidiary to the extent that such letters of credit were issued in connection with the pur-chase of inventory by the Borrower or such Subsidiary and such inventory is determined to be an asset thereof and included as such on its books and records.

          "Common Stock" means the common stock, par value $.10 per share, of the Servicer.

          "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 6.01(f)(i) of the Credit Facilities Agreement and the audited financial statements of the Servicer, Proffitt's and each other Person referred to in Section 5.1(a) of the Agreement.

          "Consolidated Capitalization" means, at any time at which the amount thereof is to be determined, the sum of Consolidated
Funded Indebtedness plus Consolidated Shareholders' Equity.

          "Consolidated EBITDA" means, with respect to Proffitt's and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) taxes on income, plus
(iv) amortization, plus (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided however, at all times until a Four-Quarter Period wholly occurs after the Closing Date, Consolidated EBITDA shall be calculated giving pro forma effect to the Parisian Acquisition for the Four-Quarter Period ending on or most recently prior to the date of computation; provided further, that certain one-time extraordinary charges incurred by Proffitt's as a result of the Parisian Acquisition and the Acquisition by Proffitt's of all the capital stock of Younkers, Inc. pursuant to that certain Agreement and Plan of Merger among Proffitt's, Baltic Merger Corporation and Younkers, Inc. dated as of October 22, 1995 shall be excluded from the computation of Consolidated EBITDA.

          "Consolidated Financing Charges" means those charges owed and allocated to third parties with respect to accounts receivable securitizations transacted in the ordinary course of business and consistent with past practice.

          "Consolidated Fixed Charge Ratio" means, with respect to Proffitt's and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDA plus Consolidated Financing Charges plus, to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, to (b) Consolidated Fixed Charges during such Four-Quarter Period.

          "Consolidated Fixed Charges" means, with respect to Proffitt's and its Subsidiaries, for the periods indicated, the sum of, without duplication, (i) Consolidated Interest Expense, plus
(ii) to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, plus (iii) current maturities of Consolidated Funded Indebtedness, plus (iv) all dividends and other distributions (other than distributions in the form of any stock (including without limitation capital stock of the Proffitt's), security, note or other instrument) paid during such period (regardless of when declared) on any shares of capital stock of Proffitt's then outstanding, including without limitation its Common Stock and its preferred stock, plus (v) Consolidated Financing Charges, all determined on a consolidated basis in accor-dance with GAAP applied on a Consistent Basis.

          "Consolidated Funded Indebtedness" means, at any time as of which the amount thereof is to be determined, all indebtedness in respect of money borrowed of Proffitt's and its Subsidiaries, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements and all current maturities and borrowings under short term loans) plus the face amount of all issued and outstanding standby letters of credit and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of Proffitt's and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of all payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of Proffitt's and its Subsidiaries (including interest income from investments), less all operating and non-operating expenses of Proffitt's and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of Proffitt's or its Subsid-iaries, and net gains on the collection of proceeds of life insurance policies, which net gains in the aggregate during any Four-Quarter Period exceed $200,000, (ii) any write-up of any asset, and (iii) any other net gain or credit of an extraordinary nature, all determined in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Shareholders' Equity" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of Proffitt's and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among Proffitt's and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of addi-tional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, of, if negative, minus the amount of such translation adjustment) minus
(iv) the book value of any treasury stock and the book value of any stock subscription receivables, all as determined in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Senior Indebtedness" means at any time as of which the amount thereof is to be determined, the difference of all Consolidated Funded Indebtedness then outstanding, including without limitation any Loans, minus the aggregate principal amount of any Consolidated Funded Indebtedness then outstanding subordinate in terms acceptable to the Agent and the Required Lenders of payment and available remedy to the Loans and the terms and conditions set forth herein, including without limitation Consolidated Subordinated Debt.

          "Consolidated Subordinated Debt" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of Proffitt's and its Subsidiaries determined on a consolidated basis: (i) the Convertible Subordinated Debentures, (ii) the Junior Subordinated Debentures, (iii) the Parisian Senior Subordinated Notes and (iv) all other Consolidated Funded Indebtedness which is by its terms subordinate in all respects to the Loans as required by, and in substance acceptable to, the Agent.

          "Contingent Obligation" of any Person means (i) all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, (ii) all reimbursement obligations of such Person with respect to any letter of credit and all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

               (i)  to purchase such Indebtedness or other
          obligation or any property or assets constituting security therefor;

               (ii) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

               (iii)     to grant or convey any lien, security
          interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

               (iv) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

               (v)  otherwise to assure the owner of the
          Indebtedness or such obligation of the primary obligor against loss in respect thereof;

with respect to Contingent Obligations (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability.

          "Convertible Subordinated Debentures" means the 4 3/4% Convertible Subordinated Debentures Due 2003 of Proffitt's in the aggregate principal amount of $86,250,000 issued pursuant to that certain Indenture dated as of October 26, 1993, between Proffitt's and Union Planters National Bank, as trustee (the "Convertible Subordinated Debentures Indenture").

          "Credit Facilities Agreement" shall mean that certain Credit Facilities and Reimbursement Agreement, dated as of October 11, 1996, among Proffitt's, Inc., as Borrower, each Lender party thereto and NationsBank of Texas, National Association, in its capacity as Agent for the Lenders, as amended and modified up to January 15, 1996.

          "Four-Quarter Period" means a period of four full consecutive quarter annual periods, taken together as one accounting period, and in the event any such quarter annual period occurs prior to the effective date of the Parisian Acquisition, or is the period in which such effective date occurs (each a "Pre-Acquisition Period"), all financial statements, data, computations and determinations for such Four-Quarter Period shall be made on a pro forma basis for each Pre-Acquisition Period giving effect to the Parisian Acquisition for all prior periods.

          "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, all Rate Hedging Obligations, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is classified as a liability on a balance sheet; but excluding all accounts payable and accruals, in each case in the ordinary course of business and only so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

          "Junior Subordinated Debentures" means the 7.5% Junior
Subordinated Debentures Due March 31, 2004 of Proffitt's issued in the original aggregate principal amount of $17,500,000.

          "Lender" shall mean each lender having executed and delivered a signature page to the Credit Facilities Agreement or an instrument of assignment with respect to the Credit Facilities Agreement pursuant to Section 11.01 thereof on or prior to January 15, 1997.

          "Letter of Credit" means a standby letter of credit issued by NationsBank of Texas, National Association, for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statue or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of the Credit Facilities Agreement and these financial covenants, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrange-ment pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loan" or "Loans" means any of the Revolving Credit Loans or Swing Line Loans.

          "Outstanding Letters of Credit" means all undrawn amounts of Letters of Credit plus all Reimbursement Obligations.

          "Parisian" means Parisian, Inc., an Alabama corporation, acquired as part of the Parisian Acquisition and thereafter a Subsidiary.

          "Parisian Acquisition" means the Acquisition by Proffitt's of Parisian wherein each issued and outstanding share of Parisian's common shares will be converted into cash and shares of the common stock of Proffitt's, substantially in accordance with the terms and conditions of the Purchase Agreement.

          "Parisian Senior Subordinated Notes" means the 9.875%
Senior Subordinated Notes Due 2003 of Parisian in the aggregate principal amount of $125,000,000 issued pursuant to the Parisian
Indenture.

          "Participation" means, with respect to any Lender other than NationsBank of Texas, N.A., the extension of credit represented by a participation of such Lender under the Credit Facilities Agreement in the liability of NationsBank of Texas, N.A., in respect of a Swing Line Loan made or Letter of Credit issued by NationsBank of Texas, N.A. in accordance with the terms of the Credit Facilities Agreement.

          "Person" means an individual, partnership, limited partnership, corporation, limited liability corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          "Purchase Agreement" means that certain Agreement and Plan of Merger by and among Parisian, Casablanca Merger Corp., an Alabama corporation and wholly owned subsidiary of the Borrower, and the Borrower dated as of July 8, 1996 setting forth the terms and conditions of the Parisian Acquisition.

          "Rate Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, U.S. dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate
"swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "Required Lenders" means, as of any date, Lenders on such date having Credit Exposure (as defined below) aggregating at least 51% of the aggregate Credit Exposure of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (i) other than following the occurrence and during the continuance of an Event of Default (as defined in the Credit Facilities Agreement), to its Revolving Credit Commitment, and (ii) following the occurrence and during the continuance of an Event of Default (as defined in the Credit Facilities Agreement), to the aggregate principal amount of Revolving Credit Loans owing to such Lender plus the amount of such Lender's Applicable Commitment Percentage of Swing Line Outstanding and Outstanding Letters of Credit; provided that, if any Lender shall have failed to pay to NationsBank of Texas, National Association, its Applicable Commit-ment Percentage of any Swing Line Loan or drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Swing Line Outstanding or outstanding Letters of Credit or both shall be deemed to be held by NationsBank of Texas, National Association for purposes of this definition.

          "Revolving Credit Facility" means the facility described in Section 2.01 of the Credit Facilities Agreement providing for Loans to the Borrower by the Lenders in the aggregate principal amount equal to (i) the lesser of the Borrowing Base and the Total Revolving Credit Commitment, less (ii) the aggregate principal amount of Swing Line Outstanding and Outstanding Letters of Credit.

          "Revolving Credit Loan" means a Loan made pursuant to the Revolving Credit Facility (but specifically excludes all Swing Line Loans).

          "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries at or after the Closing Date, including without limitation Parisian, Inc.

          "Swap Agreement" means, for the purpose of these financial covenant definitions, one or more agreements between the Borrower and another Person, on terms mutually acceptable to the Borrower and such Person, which agreements create Rate Hedging
Obligations.

          "Swing Line Loans" means Loans made by NationsBank of
Texas, National Association to the Borrower pursuant to Section
2.02 of the Credit Facilities Agreement.

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line
Loans then outstanding.

          "Total Letter of Credit Commitment" shall mean an amount equal to $15,000,000, "Total Revolving Credit Commitment" means an amount equal to $275,000,000, as reduced from time to time in accordance with Section 2.09 of the Credit Facilities Agreement; the Total Letter of Credit Commitment and the Total Swing Line Commitment are included within, and are not in addition to, the Total Revolving Credit Commitment.

          "Total Swing Line Commitment" means an amount equal to $20,000,000.


                                                        Exhibit O
                                                        ---------

                 Financial Covenants and Ratios

Capitalized terms used in this Exhibit which are defined in Exhibit N hereto shall have the meanings set forth therein.

1. Proffitt's Inc. shall not permit at any time during the peri-ods set forth below the ratio of Consolidated Senior Indebt-edness to Consolidated Capitalization to be greater than the ratios set forth opposite the following respective periods:

               Period                             Ratio

Closing Date through Fiscal Year End 1996    .50 to 1.00
At all times thereafter                      .40 to 1.00


2. Proffitt's Inc. shall not permit, at any time during any four-quarter period of Proffitt's Inc. ending during the periods set forth below, the Consolidated Fixed Charge Ratio for such four-quarter period to be equal to or less than the ratios set forth opposite the respective periods below:

               Period                             Ratio

Closing Date through Fiscal Year End 1996    1.25 to 1.00
At all times thereafter                      1.50 to 1.00


3. Proffitt's Inc. shall not permit at any time the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA to be equal to or greater than the following ratios set forth opposite the following periods below:

               Period                             Ratio

Closing Date through Fiscal Year End 1996    4.00 to 1.00
At all times thereafter                      3.50 to 1.00



                                                        Exhibit P
                                                       ----------

                   [FORM OF CYCLE CERTIFICATE]




X:\WPDATA\JAS\PROFFITT\SECURITI\10-K.497\EX-10-8.ASC